                                                                     EXHIBIT 4.1

                             DEL MONTE CORPORATION,
                                    as Issuer


                      DEL MONTE FOODS COMPANY, as Guarantor

                                       and

                              BANKERS TRUST COMPANY
                                   as Trustee


                                  ------------


                                    INDENTURE


                            Dated as of May 15, 2001


                                  ------------


                                  $300,000,000

                    9 1/4% Senior Subordinated Notes due 2011

                              CROSS-REFERENCE TABLE

TIA                                                                            Indenture
Section                                                                         Section
-------                                                                        ---------
310  (a)(1)...............................................................       7.10
     (a)(2)...............................................................       7.10
     (a)(3)...............................................................       N.A.
     (a)(4)...............................................................       N.A.
     (a)(5)...............................................................       7.08; 7.10
     (b)..................................................................       7.08; 7.10; 13.02
     (c)..................................................................       N.A.
311  (a)..................................................................       7.11
     (b)..................................................................       7.11
     (c)..................................................................       N.A.
312  (a)..................................................................       2.05
     (b)..................................................................       13.03
     (c)..................................................................       13.03
313  (a)..................................................................       7.06
     (b)(1)...............................................................       N.A.
     (b)(2)...............................................................       7.06
     (c)..................................................................       7.06; 13.02
     (d)..................................................................       7.06
314  (a)..................................................................       4.07; 4.08; 13.02
     (b)..................................................................       N.A.
     (c)(1)...............................................................       13.04
     (c)(2)...............................................................       13.04
     (c)(3)...............................................................       N.A.
     (d)..................................................................       N.A.
     (e)..................................................................       13.05
     (f)..................................................................       N.A.
315  (a)..................................................................       7.01(b)
     (b)..................................................................       7.05; 13.02
     (c)..................................................................       7.01(a)
     (d)..................................................................       7.01(c)
     (e)..................................................................       6.11
316  (a)(last sentence)...................................................       2.09
     (a)(1)(A)............................................................       6.05
     (a)(1)(B)............................................................       6.04
     (a)(2)...............................................................       N.A.
     (b)..................................................................       6.07
     (c)..................................................................       9.05
317  (a)(1)...............................................................       6.08
     (a)(2)...............................................................       6.09
     (b)..................................................................       2.04
318  (a)..................................................................       13.01
     (c)..................................................................       13.01

------------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                Table of Contents

                                                                                           Page
                                                                                           ----
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions................................................................    1
SECTION 1.02. Incorporation by Reference of TIA..........................................   32
SECTION 1.03. Rules of Construction......................................................   32

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01. Form and Dating............................................................   32
SECTION 2.02. Execution and Authentication; Aggregate Principal Amount...................   33
SECTION 2.03. Registrar and Paying Agent.................................................   35
SECTION 2.04. Paying Agent To Hold Assets in Trust.......................................   35
SECTION 2.05. Noteholder Lists...........................................................   36
SECTION 2.06. Transfer and Exchange......................................................   36
SECTION 2.07. Replacement Notes..........................................................   37
SECTION 2.08. Outstanding Notes..........................................................   37
SECTION 2.09. Treasury Notes.............................................................   37
SECTION 2.10. Temporary Notes............................................................   38
SECTION 2.11. Cancellation...............................................................   38
SECTION 2.12. Defaulted Interest.........................................................   38
SECTION 2.13. CUSIP Numbers..............................................................   38
SECTION 2.14. Deposit of Money...........................................................   39
SECTION 2.15. Restrictive Legends........................................................   39
SECTION 2.16. Book-Entry Provisions for Global Notes.....................................   40
SECTION 2.17. Special Transfer Provisions................................................   42
SECTION 2.18. Issuance of Additional Notes...............................................   43

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.........................................................   44
SECTION 3.02. Selection of Notes To Be Redeemed..........................................   44
SECTION 3.03. Notice of Redemption.......................................................   44
SECTION 3.04. Effect of Notice of Redemption.............................................   45
SECTION 3.05. Deposit of Redemption Price................................................   45
SECTION 3.06. Notes Redeemed in Part.....................................................   46

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes...........................................................   46
SECTION 4.02. Maintenance of Office or Agency............................................   46
SECTION 4.03. Corporate Existence........................................................   47
SECTION 4.04. Payment of Taxes and Other Claims..........................................   47
SECTION 4.05. Maintenance of Properties and Insurance....................................   47
SECTION 4.06. Compliance Certificate; Notice of Default..................................   48
SECTION 4.07. Compliance with Laws.......................................................   48
SECTION 4.08. SEC Reports................................................................   49
SECTION 4.09. Waiver of Stay, Extension or Usury Laws....................................   49
SECTION 4.10. Limitation on Restricted Payments..........................................   49
SECTION 4.11. Limitation on Transactions with Affiliates.................................   53
SECTION 4.12. Limitation on Incurrence of Additional Indebtedness........................   54
SECTION 4.13. Limitation on Dividends and Other Payment Restrictions
              Affecting Subsidiaries.....................................................   55
SECTION 4.14. Prohibition on Incurrence of Senior Subordinated Debt......................   56
SECTION 4.15. Change of Control..........................................................   56
SECTION 4.16. Limitation on Asset Sales..................................................   58
SECTION 4.17. Limitation on Preferred Stock of Restricted Subsidiaries...................   63
SECTION 4.18. Limitation on Liens........................................................   63
SECTION 4.19. Limitation on Guarantees by Domestic Restricted
              Subsidiaries...............................................................   64
SECTION 4.20. Restriction of Lines of Business to Food, Food
              Distribution and Related Businesses........................................   65
SECTION 4.21. Rule 144A Information......................................................   65

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Assets of the Company....................   65
SECTION 5.02. Successor Corporation Substituted for the Company..........................   66
SECTION 5.03. Merger, Consolidation and Sale of Assets of Holdings.......................   66
SECTION 5.04. Successor Corporation Substituted for Holdings.............................   67

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default..........................................................   68
SECTION 6.02. Acceleration...............................................................   69
SECTION 6.03. Other Remedies.............................................................   70
SECTION 6.04. Waiver of Past Defaults....................................................   70
SECTION 6.05. Control by Majority........................................................   70
SECTION 6.06. Limitation on Suits........................................................   70
SECTION 6.07. Rights of Holders To Receive Payment.......................................   71

SECTION 6.08. Collection Suit by Trustee.................................................   71
SECTION 6.09. Trustee May File Proofs of Claim...........................................   71
SECTION 6.10. Priorities.................................................................   72
SECTION 6.11. Undertaking for Costs......................................................   72

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee..........................................................   72
SECTION 7.02. Rights of Trustee..........................................................   73
SECTION 7.03. Individual Rights of Trustee...............................................   74
SECTION 7.04. Trustee's Disclaimer.......................................................   74
SECTION 7.05. Notice of Default..........................................................   75
SECTION 7.06. Reports by Trustee to Holders..............................................   75
SECTION 7.07. Compensation and Indemnity.................................................   75
SECTION 7.08. Replacement of Trustee.....................................................   76
SECTION 7.09. Successor Trustee by Merger, Etc...........................................   77
SECTION 7.10. Eligibility; Disqualification..............................................   77
SECTION 7.11. Preferential Collection of Claims Against Company..........................   77

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Company's Obligations...................................   78
SECTION 8.02. Legal Defeasance and Covenant Defeasance...................................   79
SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance......................   80
SECTION 8.04. Application of Trust Money.................................................   81
SECTION 8.05. Repayment to the Company...................................................   82
SECTION 8.06. Reinstatement..............................................................   82

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.................................................   82
SECTION 9.02. With Consent of Holders....................................................   83
SECTION 9.03. Effect on Senior Debt......................................................   85
SECTION 9.04. Compliance with TIA........................................................   85
SECTION 9.05. Revocation and Effect of Consents..........................................   85
SECTION 9.06. Notation on or Exchange of Notes...........................................   85
SECTION 9.07. Trustee To Sign Amendments, Etc............................................   86
SECTION 9.08. Effect of Supplemental Indentures..........................................   86

                                   ARTICLE TEN

                                  SUBORDINATION

SECTION 10.01. Notes Subordinated to Senior Debt.........................................   86
SECTION 10.02. No Payment on Notes in Certain Circumstances..............................   86
SECTION 10.03. Payment Over of Proceeds upon Dissolution, Etc............................   87
SECTION 10.04. Payments May Be Paid Prior to Dissolution.................................   88
SECTION 10.05. Subrogation...............................................................   89
SECTION 10.06. Obligations of the Company Unconditional..................................   89
SECTION 10.07. Notice to Trustee and Paying Agents.......................................   89
SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating
                  Agent..................................................................   90
SECTION 10.09. Trustee's Relation to Senior Debt.........................................   90
SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions
                  of the Company or Holders of Senior Debt...............................   91
SECTION 10.11. Noteholders Authorize Trustee and Paying Agent To
                  Effectuate Subordination of Notes......................................   91
SECTION 10.12. This Article Ten Not To Prevent Events of Default.........................   92
SECTION 10.13. Trustee's Compensation Not Prejudiced.....................................   92

                                 ARTICLE ELEVEN

                              GUARANTEE OF HOLDINGS

SECTION 11.01. Unconditional Guarantee...................................................   92
SECTION 11.02. Subordination of Guarantee................................................   93
SECTION 11.03. Severability..............................................................   93
SECTION 11.04. Release of Guarantee......................................................   93
SECTION 11.05. Waiver of Subrogation.....................................................   93
SECTION 11.06. Execution of Guarantee....................................................   94
SECTION 11.07. Waiver of Stay, Extension or Usury Laws...................................   94

                                 ARTICLE TWELVE

                     SUBORDINATION OF GUARANTEE OBLIGATIONS

SECTION 12.01. Guarantee Obligations Subordinated to Guarantor Senior
               Debt of Holdings..........................................................   94
SECTION 12.02. No Payment on Notes in Certain Circumstances..............................   95
SECTION 12.03. Payment Over of Proceeds upon Dissolution, Etc............................   96
SECTION 12.04. Payments May Be Paid Prior to Dissolution.................................   97
SECTION 12.05. Subrogation...............................................................   97
SECTION 12.06. Obligations of Holdings Unconditional.....................................   98
SECTION 12.07. Notice to Trustee and Paying Agents.......................................   98
SECTION 12.08. Reliance on Judicial Order or Certificate of Liquidating
               Agent.....................................................................   99
SECTION 12.09. Trustee's Relation to Guarantor Senior Debt of Holdings...................   99
SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions
               of Holdings or Holders of Guarantor Senior Debt of
               Holdings..................................................................   99

SECTION 12.11. Noteholders Authorize Trustee and Paying Agent To
               Effectuate Subordination of Notes.........................................  100
SECTION 12.12. This Article Twelve Not To Prevent Events of Default......................  100

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01. TIA Controls..............................................................  101
SECTION 13.02. Notices...................................................................  101
SECTION 13.03. Communications by Holders with Other Holders..............................  102
SECTION 13.04. Certificate and Opinion as to Conditions Precedent........................  103
SECTION 13.05. Statements Required in Certificate or Opinion.............................  103
SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.................................  103
SECTION 13.07. Legal Holidays............................................................  103
SECTION 13.08. Governing Law.............................................................  104
SECTION 13.09. No Adverse Interpretation of Other Agreements.............................  104
SECTION 13.10. No Recourse Against Others................................................  104
SECTION 13.11. Successors................................................................  104
SECTION 13.12. Duplicate Originals.......................................................  104
SECTION 13.13. Severability..............................................................  104

Signatures ..............................................................................  105

Exhibit A -- Form of Initial Note and Guarantee..........................................  A-1
Exhibit B -- Form of Exchange Note and Guarantee.........................................  B-1
Exhibit C -- Form of Certificate.........................................................  C-1
Exhibit D -- Form of Certificate To Be Delivered in Connection with
             Transfers Pursuant to Regulation S..........................................  D-1

Schedule 1 -- Assets Being Held for Disposition


Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

       INDENTURE, dated as of May 15, 2001, among DEL MONTE CORPORATION, a New York corporation (the "Company"), DEL MONTE FOODS COMPANY, a Delaware corporation ("Holdings") and BANKERS TRUST COMPANY, a New York banking and trust corporation, as Trustee (the "Trustee").

       The Company has duly authorized the creation of an issue of 9-1/4% Senior Subordinated Notes due 2011 (the "Initial Notes") and Series B 9-1/4% Senior Subordinated Notes due 2011 (the "Exchange Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

       Holdings has agreed to guarantee the Notes on a subordinated basis.

       Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

       SECTION 1.01. Definitions.

       "Acceleration Notice" has the meaning provided in Section 6.02(a).

       "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

       "Acquisition Financing Indebtedness" means Indebtedness of the Company incurred in connection with the acquisition of assets or capital stock (by stock purchase, merger or otherwise) of a Person engaged in all material respects solely in the business of food, food distribution and related businesses.

       "Additional Interest" means additional interest, if any, which may be payable on the Notes as described in Section 4.01.

       "Additional Notes" means Notes, if any, originally issued under this Indenture after the Issue Date, other than Exchange Notes.

       "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

       "Affiliate Transaction" has the meaning provided in Section 4.11.

       "Agent" means any Registrar, Paying Agent or co-Registrar.

       "Agent Members" has the meaning provided in Section 2.16.

       "Applicable Premium" has the meaning set forth in Section 6(c) of Exhibit A hereto.

       "Asset Acquisition" means:

              (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged or consolidated with or into the Company or

              (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

       "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of:

              (a) any Capital Stock of any Restricted Subsidiary of the Company, or

              (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

                     (i) a transaction or series of related transactions for
              which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1 million;

                     (ii) the sale, lease, conveyance, disposition or other
              transfer of all or substantially all of the assets of the Company as permitted under Section 5.01;

                     (iii) the grant of Liens permitted by Section 4.18;

                     (iv) the sale or transfer of Receivables Related Assets in connection with a Qualified Receivables Transaction; and

                     (v) the sale or transfer of certain assets identified in
              Schedule 1 to this Indenture as being held for disposition.

       "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of assets (of a kind used or usable by the Company and its Restricted Subsidiaries in their business as it exists on the date thereof, or in businesses that are the same as such business of the Company and its Restricted Subsidiaries on the date thereof or similar or reasonably related thereto) between the Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; provided, however, that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

       "Authenticating Agent" has the meaning provided in Section 2.02.

       "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

       "Blockage Period" has the meaning provided in Section 10.02.

       "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

       "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

       "Borrowing Base" means as of any date, an amount, determined on a consolidated basis and in accordance with GAAP, equal to the sum of (i) 60% of the aggregate book value of inventory plus (ii) 85% of the aggregate book value of all accounts receivable (net of bad debt reserves) of the Company and its Restricted Subsidiaries. To the extent that information is not available as to the amount of inventory or accounts receivable as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

       "Business Day" means a day that is not a Legal Holiday.

       "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

       "Capital Stock" means:

              (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class or series of Common Stock and Preferred Stock of such Person and

              (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

       "Cash Equivalents" means:

              (i) obligations issued by, or unconditionally guaranteed by, the U.S. government or issued by any agency thereof, and in each case backed by the full faith and credit of the United States and maturing within one year from the date of acquisition thereof;

              (ii) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Service ("S&P") or Moody's Investors Service, Inc. ("Moody's");

              (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's;

              (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

              (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
       (iv) above; and

              (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

       "Change of Control" means the occurrence of one or more of the following events:

              (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than to TPG or its Related Parties;

              (ii) the approval by the holders of Capital Stock of the Company or Holdings, as the case may be, of any plan or proposal for the liquidation or dissolution of the Company or Holdings, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture);

              (iii) (A) any Person or Group (other than TPG or its Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the "Voting Stock") of the Company or Holdings and (B) TPG and its Related Parties shall beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company or Holdings, as the case may be, than such other Person or Group; or

              (iv) the replacement of a majority of the Board of Directors of the Company or Holdings over a two-year period from the directors who constituted the Board of Directors of the Company or Holdings, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company or Holdings, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, TPG or its Related Parties.

       "Change of Control Date" has the meaning provided in Section 4.15.

       "Change of Control Offer" has the meaning provided in Section 4.15.

       "Change of Control Payment Date" has the meaning provided in Section
4.15.

       "Change of Control Redemption Date" has the meaning provided in Section 4.15.

       "Common Stock" of any Person means any and all shares, interests or other participations in and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes without limitation, all series and classes of such common stock.

       "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

       "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

              (i) Consolidated Net Income, and

              (ii) to the extent Consolidated Net Income has been reduced thereby,

                     (A) all income taxes of such Person and its Restricted
              Subsidiaries paid or accrued in accordance with GAAP for such period,

                     (B) Consolidated Interest Expense, and

                     (C) Consolidated Non-cash Charges less any non-cash items
              increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

       "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter

Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to the Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

              (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and

              (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions which, in the reasonable and good faith judgment of the Company's senior management, will result from such Asset Sale or Asset Acquisition) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of the "Consolidated Fixed Charge Coverage Ratio,"

              (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date,

              (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements,

              (3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate as such Person may designate, and

              (4) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate implicit in such Capitalized Lease Obligation in accordance with GAAP and as reflected in such Person's financial statements.

       "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum (without duplication) of:

              (i) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs), plus

              (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

       "Consolidated Interest Expense" means, with respect to any Person for any period, the sum (without duplication) of:

              (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

                     (a) any amortization of debt discount and amortization or
              write-off of deferred financing costs,

                     (b) the net costs under Interest Swap Obligations,

                     (c) all capitalized interest,

                     (d) the interest portion of any deferred payment
              obligation,

                     (e) dividends paid in respect of Disqualified Capital
              Stock,

                     (f) net payments (whether positive or negative) pursuant to
              Interest Swap Obligations, and

              (ii) the interest component of Capitalized Lease Obligations,

in each case paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, Consolidated Interest Expense of the Company shall include the interest expense of a Person only to the extent that the net income of such Person is included in the Consolidated Net Income of the Company.

       "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

              (a) after-tax gains or losses from Asset Sales (without regard to the $1 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

              (b) after-tax items classified as extraordinary or nonrecurring gains or losses;

              (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with or into the referent Person or any Restricted Subsidiary of the referent Person;

              (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is at the time of determination restricted, directly or indirectly, by a contract, operation of law or otherwise;

              (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

              (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

              (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

              (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

Notwithstanding the foregoing, "Consolidated Net Income" shall be calculated without giving effect to:

              (i) any premiums, fees or expenses incurred and amortization of premiums, fees or expenses incurred since March 31, 2001 in connection with the refinancing or the Recapitalization and related financings; and

              (ii) the amortization, depreciation, or non-cash charge of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 or 17.

       "Consolidated Net Tangible Assets" means, as of any date, the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), net of any write-ups of capital assets, other than write-ups in connection with accounting for acquisitions in conformity with GAAP, after deducting therefrom

              (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items), and

              (ii) all deferred tax assets, goodwill, trade names, trademarks, copyrights, patents, unamortized debt discount and expense, and all other items which would be treated as intangibles,

in each case as shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

       "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization, exchange or translation losses on foreign currencies and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

       "Covenant Defeasance" has the meaning provided in Section 8.02.

       "Credit Agreement" means the Credit Agreement dated as of the Issue Date among Holdings, the Company and the financial institutions named therein, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise) (including, without limitation, increasing the amount of available borrowings or other Indebtedness thereunder (provided that such increase in borrowings is permitted by the covenant described in Section 4.12)).

       "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

       "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any applicable Bankruptcy Law.

       "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

       "Default Notice" has the meaning provided in Section 10.02.

       "Depository" means The Depository Trust Company and its successors.

       "Designated Noncash Consideration" means any noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Noncash Consideration will cease to be considered to be outstanding once cash or Cash Equivalents have been received by the Company or a Restricted Subsidiary in exchange therefor as proceeds or payments. Promptly after receipt of any Designated Noncash Consideration, the Company shall deliver such Officers' Certificate to the Trustee, together with a Board Resolution of the Company stating the fair market value of such Designated Noncash Consideration and the basis of such valuation, which shall be a report or opinion of an Independent Financial Advisor with respect to the receipt in one transaction or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $25 million.

       "Designated Senior Debt" means:

              (i) Indebtedness of the Company under or in respect of the Credit Agreement and

              (ii) any other Indebtedness of the Company constituting Senior Debt which, at the time of determination, has an aggregate outstanding principal amount of at least $75 million and is specifically designated by the Company in the instrument evidencing such Senior Debt as "Designated Senior Debt."

       "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in each case on or prior to the final maturity date of the Notes, provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

       "Equity Offering" means any sale of Qualified Capital Stock of Holdings or the Company; provided that, in the event of an Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price, plus accrued interest to the redemption date, of the Notes to be redeemed as described under Section 6(b) of Exhibit A hereto.

       "Event of Default" has the meaning provided in Section 6.01.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

       "Exchange Notes" has the meaning provided in the preamble to this Indenture.

       "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial

Notes and each Holder of Additional Notes, if any, to exchange all the Initial Notes and Additional Notes held by such Holder for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes and Additional Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

       "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

       "Four Quarter Period" has the meaning specified in the definition of "Consolidated Fixed Charge Coverage Ratio" above.

       "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may have been approved by a significant segment of the accounting profession as of the Issue Date.

       "Global Notes" has the meaning provided in Section 2.01.

       "Guarantee" means, as the context requires, the Guarantee of Holdings set forth in Article Eleven or a Guarantee of a Restricted Subsidiary described in
Section 4.19 and shall include, in the case of any Guarantor, any guarantee of such Guarantor which is endorsed on the Notes.

       "Guarantee Obligations" has the meaning provided in Section 12.01.

       "Guarantor Designated Senior Debt" means, with respect to any Guarantor:

              (i) Indebtedness of such Guarantor under or in respect of the Credit Agreement; and

              (ii) any other Indebtedness of such Guarantor constituting Guarantor Senior Debt of such Guarantor which, at the time of determination, has an aggregate outstanding principal amount of at least $75 million and is specifically designated by such Guarantor in the instrument evidencing such Guarantor Senior Debt as "Guarantor Designated Senior Debt."

       "Guarantor" means each of Holdings and any Restricted Subsidiary that executes a Guarantee pursuant to Section 4.19, each until a successor replaces it pursuant to this Indenture and thereafter means such successor. A Restricted Subsidiary whose Guarantee has terminated pursuant to Section 4.19 shall cease to be a Guarantor effective as of such termination.

       "Guarantor Blockage Period" has the meaning provided in Section 12.02.

       "Guarantor Default Notice" has the meaning provided in Section 12.02.

       "Guarantor Senior Debt" means, with respect to a Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a bankruptcy petition at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law and without giving effect to any reduction in the amount of such Indebtedness which is necessary to prevent the obligation of such Guarantor with respect thereto from being rendered void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of,

              (x) all monetary obligations (including guarantees thereof), if any, of every nature of such Guarantor under or with respect to the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities,

              (y) all Interest Swap Obligations (including guarantees thereof) and

              (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

              (i) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

              (ii) Indebtedness to, or guaranteed by such Guarantor for the benefit of, any shareholder (other than a parent corporation), director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation);

              (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

              (iv) Indebtedness represented by Disqualified Capital Stock;

              (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

              (vi) any Indebtedness incurred in violation of the Indenture; and

              (vii) any Indebtedness, and any other obligation referred to in clause (x), (y) or (z) of this definition, which in each case is, by its express terms or by the express terms of the instrument or agreement creating or evidencing the same or pursuant to which the same is outstanding, (a) subordinated in right of payment to any other Indebtedness of such Guarantor, in the case of a Restricted Subsidiary, or (b) subordinated in right of payment to or pari passu with the Guarantee of Holdings described above under Article Eleven in the case of Holdings.

       "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

       "Holdings" means Del Monte Foods Company, a Delaware corporation, until a successor replaces it pursuant to this Indenture and thereafter means such successor.

       "incur" has the meaning provided in Section 4.12.

       "Indebtedness" means with respect to any Person, without duplication,

              (i) all obligations of such Person for borrowed money;

              (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

              (iii) all Capitalized Lease Obligations of such Person (but excluding any operating lease obligations);

              (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

              (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

              (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause
       (viii) below;

              (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) above and clause (viii) below that are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured;

              (viii) all obligations under Currency Agreements and Interest Swap Obligations of such Person; and

              (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to its maximum fixed repurchase price (or comparable price that such Person may be required to pay for the acquisition or retirement of such Disqualified Capital Stock), but excluding accrued dividends, if any.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

       "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

       "Independent Financial Advisor" means a firm:

              (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect equity beneficial ownership interest in the Company exceeding 10%; and

              (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

       "Initial Notes" has the meaning provided in the preamble to this Indenture.

       "interest" on the Notes shall include Additional Interest, if any, unless otherwise expressly stated or the context otherwise requires. For purposes of clarity, it is hereby understood and agreed that references to "interest" on the Notes shall mean and include "Additional Interest" notwithstanding the fact that there may be references in this Indenture to "interest and Additional Interest."

       "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

       "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

       "Internal Revenue Code" means the Internal Revenue Code of 1986.

       "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In the case of the Company, "Investment" shall exclude extensions of trade credit (including trade receivables) by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.10,

              (i) "Investment" shall include and be valued at the portion of the fair market value of the net assets of any Restricted Subsidiary represented by the Company's equity interest in such Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and

              (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 80% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

       "Issue Date" means May 15, 2001.

       "Legal Defeasance" has the meaning provided in Section 8.02.

       "Legal Holiday" has the meaning provided in Section 13.07.

       "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

       "Maturity Date" means May 15, 2011.

       "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

              (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

              (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

              (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale; and

              (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

       "Net Proceeds Offer" has the meaning provided in Section 4.16.

       "Net Proceeds Offer Amount" has the meaning provided in Section 4.16.

       "Net Proceeds Offer Payment Date" has the meaning provided in Section
4.16.

       "Net Proceeds Offer Trigger Date" has the meaning provided in Section
4.16.

       "Non-U.S. Person" means a Person who is not a U.S. person, as such term is defined in Regulation S.

       "Notes" means the Initial Notes, Additional Notes and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture. For purposes of this Indenture, all Notes shall vote together as one class of securities under this Indenture.

       "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

       "Offering Memorandum" means the Offering Memorandum dated May 3, 2001, pursuant to which the Initial Notes were offered, and any supplement thereto.

       "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the General Counsel, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

       "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the applicable requirements of this Indenture, as they relate to the making of an Officers' Certificate.

       "Offshore Global Notes" has the meaning provided in Section 2.01.

       "Offshore Physical Notes" has the meaning provided in Section 2.01.

       "Opinion of Counsel" means a written opinion from legal counsel, who may be internal counsel for the Company, or who is otherwise reasonably acceptable to the Trustee complying with the requirements of Sections 13.04 and 13.05, as they relate to the giving of an Opinion of Counsel.

       "Pari Passu Indebtedness" has the meaning provided in Section 4.16.

       "Paying Agent" has the meaning provided in Section 2.03.

       "Permitted Indebtedness" means, without duplication, each of the following:

              (i) Indebtedness under the Notes, excluding any Additional Notes;

              (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (i) the Borrowing Base, or (ii) $840 million less

                     (A) the sum of:

                            (y) the aggregate amount of all scheduled mandatory
                     principal payments in respect of term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replacement Credit Agreement) actually made by the Company, plus

                            (z) the aggregate amount of all mandatory principal
                     payments in respect of such term loans thereunder made by reason of or attributable to the receipt of proceeds from Asset Sales; plus

                     (B) in the case of the revolving credit facility
              thereunder, the aggregate amount of required permanent repayments which are accompanied by a corresponding permanent commitment reduction thereunder made by reason of or attributable to the receipt of proceeds from Asset Sales; plus

                     (C) the amount of the Receivables Program Obligations then outstanding.

              (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (excluding any Indebtedness in respect of the Company's 12-1/4 Senior Subordinated Notes due 2007 which are repurchased or retired by or on behalf of the Company as contemplated by the offer to purchase by the Company dated April 16, 2001), reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

              (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

              (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

              (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, in either case for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, there shall be deemed to have occurred on such date the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

              (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; provided that:

                     (a) any Indebtedness of the Company to a Wholly Owned
              Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and

                     (b) if as of any date any Person other than a Wholly Owned
              Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, there shall be deemed to have occurred on such date the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

              (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

              (ix) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of security for workers' compensation claims, payment obligations in connection with self-insurance, performance bonds, surety bonds or similar requirements in the ordinary course of business;

              (x) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business and Indebtedness arising from the conversion of the obligations of the Company under or pursuant to the "synthetic lease" transactions to on-balance sheet Indebtedness of the Company in an aggregate amount at any time outstanding not to exceed 10% of the Consolidated Net Tangible Assets of the Company as shown on the then most recent consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP;

              (xi) guarantees by the Company and its Wholly Owned Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture, including, with respect to guarantees by Wholly Owned Restricted Subsidiaries of the Company, the provisions of Section 4.19;

              (xii) Acquired Indebtedness and Acquisition Financing Indebtedness; provided that, if such Indebtedness is incurred after June 30, 2003, immediately after giving effect to the transaction in which such Acquired Indebtedness or Acquisition Financing Indebtedness is incurred, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
       Section 4.12; and provided further, that if such Indebtedness is incurred on or before June 30, 2003, the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, after giving effect to the transaction in which such Acquired Indebtedness or Acquisition Financing Indebtedness is incurred (a "pro forma Consolidated Fixed Charge Coverage Ratio") (A) shall be greater than 1.8 to 1.0, and (B) shall be at least equal to the Consolidated Fixed Charge Coverage Ratio at such time without giving effect to the transaction in which such Acquired Indebtedness or Acquisition Financing Indebtedness is incurred;

              (xiii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause
       (xiii), when taken together with all Indebtedness incurred pursuant to this clause (xiii) and then outstanding, shall not exceed $25 million;

              (xiv) guarantees furnished by the Company or its Restricted Subsidiaries in the ordinary course of business of Indebtedness of another Person in an aggregate amount not to exceed $10 million at any time outstanding;

              (xv) Refinancing Indebtedness;

              (xvi) Receivables Program Obligations;

              (xvii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $65 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement);

              (xviii) Indebtedness incurred under commercial letters of credit issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business (and not for the purpose of, directly or indirectly, incurring Indebtedness or providing credit support or a similar arrangement in respect of Indebtedness), provided that any drawing under any such letter of credit is reimbursed in full within seven days; and

              (xix) any guarantee by a Restricted Subsidiary of any Indebtedness incurred pursuant to the Credit Agreement.

       For purposes of determining compliance with Section 4.12, in the event that an item of Indebtedness meets the requirements of one or more of the categories of Permitted Indebtedness set forth in clauses (i) through (xviii) above, the Company shall, in its sole discretion, determine under which such clause such item of Indebtedness shall be classified and, so long as such item of Indebtedness meets the requirements for inclusion as Permitted Indebtedness under such clause, such item of Indebtedness will be treated as having been incurred pursuant to such clause.

       "Permitted Investments" means:

              (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will immediately after such Investment merge or consolidate with or into the Company or a Restricted Subsidiary of the Company, or that will immediately after such Investment transfer or convey all of its assets (including such Investment) to the Company or a Restricted Subsidiary of the Company, provided that such Person is engaged, in all material respects, solely in the business of food, food distribution and related businesses;

              (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

              (iii) Investments in cash and Cash Equivalents;

              (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $10 million at any one time outstanding;

              (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

              (vi) additional Investments not to exceed $37.5 million at any one time outstanding;

              (vii) Investments in securities received in settlement of obligations of trade creditors or customers in the ordinary course of business or in satisfaction of judgements or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

              (viii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16, or not constituting an Asset Sale by reason of the $1 million threshold contained in the definition thereof;

              (ix) Investments specifically permitted by and made in accordance with the provisions of Section 4.11;

              (x) guarantees permitted by Section 4.19;

              (xi) Related Business Investments in companies and ventures in which the Company or a Restricted Subsidiary of the Company holds an equity ownership interest of not less than 33.3% in an aggregate amount not exceeding the sum of

                     (x) the unutilized portion of the amount of Investments
              permitted by clause (vi) of this definition, plus

                     (y) the proceeds of the sale of certain assets identified
              in Schedule 1 to this Indenture as being held for disposition, plus

                     (z) $37.5 million;

              (xii) Investments made in connection with a Qualified Receivables Transaction; and

              (xiii) any acquisition of assets solely in exchange for the issuance of Qualified Capital Stock of the Company.

       "Permitted Liens" means the following types of Liens:

              (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent, or (b) being contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

              (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

              (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

              (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

              (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

              (vi) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;

              (vii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness incurred in accordance with Section 4.12; provided, however, that in the case of Purchase Money Indebtedness

                     (A) the Indebtedness shall not exceed the cost of such
              property or assets being acquired or constructed and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets being acquired or constructed, and

                     (B) the Lien securing such Indebtedness shall be created
              within 90 days of such acquisition or construction;

              (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

              (ix) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

              (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

              (xi) Liens securing Interest Swap Obligations that relate to Indebtedness that is otherwise permitted under this Indenture;

              (xii) Liens securing Indebtedness under Currency Agreements;

              (xiii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided that

                     (A) such Liens secured such Acquired Indebtedness at the
              time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company, and

                     (B) such Liens do not extend to or cover any property or
              assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

              (xiv) leases or subleases granted to others not interfering in any material respect with the business of the Company or its Restricted Subsidiaries;

              (xv) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and

              (xvi) Liens on Receivables Program Assets securing Receivables Program Obligations.

       "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

       "Physical Notes" has the meaning provided in Section 2.01.

       "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

       "principal" of any Indebtedness (including the Notes) means the outstanding principal amount of such Indebtedness plus the premium, if any, on such indebtedness. For purposes of clarity, it is hereby understood and agreed that references to "principal" shall mean and include "premium, if any" notwithstanding the fact that there may be references in this Indenture or the Notes to "principal and premium", if any.

       "Private Placement Legend" has the meaning provided in Section 2.15.

       "Proceeds Purchase Date" has the meaning provided in Section 4.16.

       "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act, except as otherwise specified herein.

       "Purchase Money Indebtedness" means Indebtedness of the Company or any of its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of real or personal property or assets.

       "Purchase Money Note" means a promissory note evidencing the obligation of a Receivables Subsidiary to pay the purchase price for Receivables or other indebtedness to the Company or to any other Seller in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than cash required to be held as reserves pursuant to Receivables Documents, amounts paid in respect of interest, principal and other amounts owing under Receivables Documents and amounts paid in connection with the purchase of newly generated Receivables.

       "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

       "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

       "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Subsidiary of the Company pursuant to which the Company or any such Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by the Company or any other Seller) and any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Program Assets (whether existing on the date of this Indenture or arising thereafter); provided that:

              (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle

                     (i) is guaranteed by the Company or any other Seller
              (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

                     (ii) is recourse to or obligates the Company or any other
              Seller in any way other than pursuant to Standard Securitization Undertakings, or

                     (iii) subjects any property or asset of the Company or any other Seller, directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings;

              (b) neither the Company or any other Seller has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary or a Special Purpose Vehicle (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Seller than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

              (c) the Company and the other Sellers do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results.

       "Recapitalization" means the recapitalization of Holdings pursuant to the Agreement and Plan of Merger dated as of February 21, 1997, as amended and restated as of April 14, 1997, entered into among TPG, TPG Shield Acquisition Corporation and Holdings.

       "Receivables" means all rights of the Company or any other Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of the Company or such Seller as accounts receivable.

       "Receivables Documents" means:

              (x) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time and entered into by the Company, another Seller and/or a Receivables Subsidiary, and

              (y) each other instrument, agreement and other document entered into by the Company, any other Seller or a Receivables Subsidiary relating to the transactions contemplated by the agreements referred to in clause (x) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

       "Receivables Program Assets" means:

              (a) all Receivables which are described as being transferred by the Company, another Seller or a Receivables Subsidiary pursuant to the Receivables Documents;

              (b) all Receivables Related Assets; and

              (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

       "Receivables Program Obligations" means:

              (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount for the Receivables Program Assets, and

              (b) related obligations of the Company, a Subsidiary of the Company or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions).

       "Receivables Related Assets" means:

              (i) any rights arising under the documentation governing or relating to Receivables (including rights in respect of liens securing such Receivables and other credit support in respect of such Receivables);

              (ii) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited;

              (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Receivables Transaction;

              (iv) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents; and

              (v) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

       "Receivables Subsidiary" means a special purpose wholly owned subsidiary of the Company created in connection with the transactions contemplated by a Qualified Receivables Transaction, which subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction and which is designated as a Receivables Subsidiary by the Company's Board of Directors. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officers' knowledge and belief after consulting with counsel, such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Qualified Receivables Transaction.

       "Record Date" means each of the dates designated as such in the Notes, whether or not a Legal Holiday.

       "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

       "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

       "Reference Date" has the meaning provided in Section 4.10.

       "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness, in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

       "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
Section 4.12 (other than
pursuant to clauses (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi),
(xiii), (xiv), (xvi), (xvii) or (xviii) of the definition of Permitted Indebtedness), in each case that does not:

              (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

              (2) create Indebtedness with

                     (A) a Weighted Average Life to Maturity that is less than
              the Weighted Average Life to Maturity of the Indebtedness being Refinanced, or

                     (B) a final maturity earlier than the final maturity of the
              Indebtedness being Refinanced; provided that

                            (x) if such Indebtedness being Refinanced is solely
                     Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, and

                            (y) if such Indebtedness being Refinanced is
                     subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

       "Registrar" has the meaning provided in Section 2.03.

       "Registration Rights Agreement" means the Registration Rights Agreement dated May 15, 2001 among the Company, Holdings and the placement agents for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

       "Regulation S" means Regulation S under the Securities Act.

       "Related Business Investment" means:

              (i) any Investment by a Person in any other Person a majority of whose revenues are derived from the food, food distribution or related businesses; and

              (ii) any Investment by such Person in any cooperative or other supplier, including, without limitation, any joint venture which is intended to supply any product or service useful to the business of the Company and its Restricted Subsidiaries.

       "Related Party" means any Affiliate of TPG.

       "Replacement Assets" has the meaning provided in Section 4.16.

       "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that, if and for so long as any Designated

Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

       "Restricted Payment" has the meaning provided in Section 4.10.

       "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

       "Rule 144A" means Rule 144A (or any successor thereto) under the Securities Act.

       "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

       "SEC" means the Securities and Exchange Commission.

       "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

       "Seller" means the Company or any Subsidiary or other Affiliate of the Company (other than a Receivables Subsidiary) which is a party to a Receivables Document.

       "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a bankruptcy petition at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

              (x) all monetary obligations (including guarantees thereof) of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

              (y) all Interest Swap Obligations (including guarantees thereof); and

              (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, Senior Debt shall not include:

                     (i) any Indebtedness of the Company to a Subsidiary of the
              Company;

                     (ii) Indebtedness to, or guaranteed by the Company for the benefit of, any shareholder (other than a parent corporation), director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation);

                     (iii) Indebtedness to trade creditors and other amounts
              incurred in connection with obtaining goods, materials or services;

                     (iv) Indebtedness represented by Disqualified Capital
              Stock;

                     (v)any liability for federal, state, local or other taxes
              owed or owing by the Company;

                     (vi) any Indebtedness incurred in violation of the
              provisions of this Indenture; and

                     (vii) any Indebtedness, and any other obligation referred
              to in clause (x), (y) or (z) of this definition, which in each case is, by its express terms or by the express terms of the instrument or agreement creating or evidencing the same or pursuant to which the same is outstanding, subordinated in right of payment to any other Indebtedness of the Company.

       "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

       "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act as in effect on the Issue Date.

       "Special Purpose Vehicle" means a trust, partnership or other special purpose Person established by the Company and/or any of its Subsidiaries to implement a Qualified Receivables Transaction.

       "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which, in the good faith judgement of the Board of Directors of the appropriate company, are reasonably customary in an accounts receivable transaction.

       "Subsidiary," with respect to any Person, means:

              (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

              (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time owned, directly or indirectly, by such Person.

       "Surviving Entity" has the meaning provided in Section 5.01.

       "Surviving Parent Entity" has the meaning provided in Section 5.03.

       "Tax Sharing Agreement" means the tax sharing agreement between the Company and Holdings allocating the obligations to contribute amounts for the payment of income taxes and the benefits of any credits or other reductions of tax payments so as to approximate the income taxes that would be payable by the Company and Holdings on a stand-alone basis if no consolidated tax return were filed by such entities.

       "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.04.

       "TPG" means TPG Partners, L.P., a Delaware limited partnership.

       "Treasury Rate" has the meaning set forth in Section 6(c) of Exhibit A hereto.

       "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

       "Trust Officer" means, with respect to the Trustee, any Vice President, any Assistant Vice President, any Managing Director, any Assistant Secretary, any Assistant Treasurer, any Senior Trust Officer, any Assistant Trust Officer, any Trust Officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

       "Unrestricted Subsidiary" of any Person means:

              (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and

              (ii) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that

              (x) the Company certifies to the Trustee that such designation complies with Section 4.10, and

              (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender thereof has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

              (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12, and

              (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

       "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States for the payment of which the full faith and credit of the United States is pledged.

       "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

       "U.S. Global Notes" has the meaning provided in Section 2.01.

       "U.S. Physical Notes" has the meaning provided in Section 2.01.

       "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

              (a) the then outstanding aggregate principal amount of such Indebtedness into

              (b) the sum of the total of the products obtained by multiplying

                     (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

                     (ii) the number of years (calculated to the nearest
              one-twelfth) which will elapse between such date and the making of such payment.

       "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than, in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares otherwise required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

       SECTION 1.02. Incorporation by Reference of TIA.

       Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

       "indenture securities" means the Notes.

       "indenture security holder" means a Holder or a Noteholder.

       "indenture to be qualified" means this Indenture.

       "indenture trustee" or "institutional trustee" means the Trustee.

       "obligor" on the indenture securities means the Company or any other obligor on the Notes.

       All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

       SECTION 1.03. Rules of Construction.

       Unless the context otherwise requires:

       (1) a term has the meaning assigned to it;

       (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

       (3) "or" is not exclusive;

       (4) words in the singular include the plural, and words in the plural include the singular; and

       (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE TWO

                                    THE NOTES

       SECTION 2.01. Form and Dating.

       The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

       The terms and provisions contained in the forms of the Notes annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the parties hereto, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

       Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Notes"), registered in the name of the nominee of the Depository, deposited with the Registrar as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Registrar, as custodian for the Depository, as hereinafter provided.

       Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Offshore Global Notes"), registered in the name of the nominee of the Depository, deposited with the Registrar as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Registrar, as custodian for the Depository, as hereinafter provided.

       Notes issued pursuant to Section 2.16 in exchange for interests in the Offshore Global Notes or U.S. Global Notes shall be in the form of permanent certificated Notes in registered form, substantially in the form set forth in Exhibit A ("Offshore Physical Notes" and "U.S. Physical Notes," respectively).

       The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Notes and the Offshore Global Notes are sometimes referred to herein as the "Global Notes."

       SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

       Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

       If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

       A Note shall not be valid until an authorized signatory of the Trustee or the Authenticating Agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

       The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $300,000,000, (ii) subject to
Section 2.18, Additional Notes, and (iii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes or Additional Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes or Additional Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as U.S. Global Notes, Offshore Global Notes, U.S. Physical Notes or Offshore Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $300,000,000 plus, if any Additional Notes are issued, the aggregate principal amount of such Additional Notes, except as provided in
Section 2.07.

       The Trustee shall not be required to authenticate Notes if the issuance of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture in a manner which is not reasonably acceptable to the Trustee.

       The Trustee may appoint an Authenticating Agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

       Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

       Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company, and upon such a termination, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment (at the Company's expense) to all Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. Any such Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 7.07.

       The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

       SECTION 2.03. Registrar and Paying Agent.

       The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent.

       The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

       The Paying Agent or Registrar may resign upon 30 days written notice to the Company and the Trustee, provided that a replacement Paying Agent or Registrar, as the case may be, has been duly appointed and has agreed to act as such, or that the Trustee has assumed the duties of the Paying Agent or the Registrar, as the case may be. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso.

       Upon the occurrence of an Event of Default described in Section 6.01(6) or (7), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder.

       SECTION 2.04. Paying Agent To Hold Assets in Trust.

       The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

       SECTION 2.05. Noteholder Lists.

       The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee or any such Paying Agent on or before the third Business Day preceding each Record Date and at such other times as the Trustee or any such Paying Agent may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee or any such Paying Agent.

       SECTION 2.06. Transfer and Exchange.

       Subject to the provisions of Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.15, 4.16 or 9.06 or exchanges pursuant to the next succeeding paragraph, in each of which events the Company shall be responsible for the payment of such taxes).

       In the event that the Company delivers to the Trustee a copy of an Officers' Certificate certifying that a registration statement under the Securities Act with respect to the Exchange Offer has been declared effective by the SEC and that the Company has offered Exchange Notes registered with the SEC to the Holders in accordance with the Exchange Offer, the Registrar shall exchange, upon request of any Holder, such Holder's Initial Notes or Additional Notes for Exchange Notes registered with the SEC upon the terms set forth in the Exchange Offer and in accordance with this Section 2.06 hereof, provided that the Initial Notes or Additional Notes so surrendered for exchange are duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company and the Registrar, in addition to any certifications and representations required by the provisions of the Registration Rights Agreement, and duly executed by the Holder thereof or such Holder's attorney who shall be duly authorized in writing to execute such document on behalf of such Holder.

       The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in, part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

       Any Holder of an interest in any Global Note shall, by acceptance of such interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book-entry system.

       SECTION 2.07. Replacement Notes.

       If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee or any Authenticating Agent of the Trustee shall authenticate a replacement Note if the Registrar's requirements are met. If required by the Registrar or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient, in the judgment of both the Company and the Registrar, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company.

       SECTION 2.08. Outstanding Notes.

       Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by the Registrar, those delivered to the Registrar for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

       If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Registrar receives an Opinion of Counsel that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

       If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or one of its Affiliates) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

       SECTION 2.09. Treasury Notes.

       In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. If the Company or any of its Affiliates acquire any Initial Notes or Additional Notes, the Company will not resell or transfer, and will cause its Affiliate not to resell or transfer, any such Notes.

       SECTION 2.10. Temporary Notes.

       Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

       SECTION 2.11. Cancellation.

       The Company at any time may deliver Notes to the Registrar for cancellation. The Paying Agent shall forward to the Registrar any Notes surrendered to it for registration of transfer, exchange, purchase or payment. The Registrar shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Registrar for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Registrar for cancellation pursuant to this Section 2.11.

       SECTION 2.12. Defaulted Interest.

       If the Company defaults in a payment of interest (including, without limitation, Additional Interest) on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Person who was a Holder as of a recent date selected by the Company, with a copy to the Trustee and the Paying Agent, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

       SECTION 2.13. CUSIP Numbers.

       The Company in issuing the Notes may use "CUSIP" or "ISIN" numbers, and if so, the Trustee shall use the CUSIP or ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee and the Registrar of any change in the CUSIP or ISIN numbers.

       SECTION 2.14. Deposit of Money.

       Prior to 11:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, any Redemption Date, Change of Control Payment Date, or Net Proceeds Offer Payment Date or any offer date for any payment on the Notes, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such date, in a timely manner which permits the Paying Agent to remit payment to the Holders on such date.

       SECTION 2.15. Restrictive Legends.

       Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) the U.S. Global Notes and U.S. Physical Notes shall bear the legend set forth below (the "Private Placement Legend") on the face thereof and (ii) the Offshore Physical Notes and Offshore Global Notes shall bear the Private Placement Legend on the face thereof until at least the 41st day after the Issue Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit C hereto.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES," AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION, OF THE FOREGOING RESTRICTIONS; and

Each Global Note shall also bear the following legend on the face thereof:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.

       SECTION 2.16. Book-Entry Provisions for Global Notes.

       (a) The U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository,
(ii) be delivered to the Registrar as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

       Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Registrar as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee, each Agent and any agent of the Company, the Trustee or any Agent as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, each Agent or any agent of the Company, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

       (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Physical Notes, as the case may be, if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the U.S. Global Notes or the Offshore Physical Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes or (iii) in accordance with the rules and procedures of the Depository and the provisions of Section 2.17.

       (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

       (d) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes or Offshore Physical Notes, as the case may be, of like tenor and amount.

       (e) In connection with the transfer of the U.S. Global Notes or the Offshore Global Notes, in whole, to beneficial owners pursuant to paragraph (b), the U.S. Global Notes or Offshore Global Notes, as the case may be, shall be deemed to be surrendered to the Registrar for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the U.S. Global Notes or Offshore Global Notes, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

       (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Notes pursuant to paragraph (b), (d) or (e) shall, except as otherwise provided by paragraph (d) of Section 2.17, bear the legend regarding transfer restrictions applicable to the U.S. Physical Notes set forth in Section 2.15.

       (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Notes pursuant to paragraph (b), (d) or (e) shall, except as otherwise provided by paragraph (d) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in
Section 2.15.

       (h) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

       SECTION 2.17. Special Transfer Provisions.

       Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

       (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to a QIB (excluding transfers to Non-U.S. Persons):

              (i) If the Note to be transferred consists of (x) either Offshore Physical Notes prior to the removal of the Private Placement Legend or U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Notes, the transfer of such interest may be effected only through the book entry system maintained by the Depository.

              (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of U.S. Global Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Registrar shall cancel the U.S. Physical Notes so transferred.

       (b) Transfers of Interests in the Offshore Global Notes or Offshore Physical Notes. The following provisions shall apply with respect to any transfer of interests in Offshore Global Notes or Offshore Physical Notes:

              (i) prior to the removal of the Private Placement Legend from the Offshore Global Notes or Offshore Physical Notes pursuant to Section 2.15, the Registrar shall refuse to register such transfer unless such transfer complies with Section 2.17(a), and

              (ii) after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

       (c) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

              (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in U.S. Global Notes, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

              (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and
       (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Notes.

       (d) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the Private Placement Legend is no longer required by Section 2.15 or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

       (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

       The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

       SECTION 2.18. Issuance of Additional Notes. The Company may, subject to compliance with Article Four of this Indenture and applicable law, issue Additional Notes under this Indenture in an unlimited principal amount. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class of securities for all purposes under this Indenture.

                                  ARTICLE THREE

                                   REDEMPTION

       SECTION 3.01. Notices to Trustee.

       If the Company elects to redeem Notes pursuant to Section 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

       The Company shall give each notice provided for in this Section 3.01 at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee and the Paying Agent, as evidenced in a writing signed on behalf of the Trustee and the Paying Agent), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

       SECTION 3.02. Selection of Notes To Be Redeemed.

       If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, or on as nearly a pro rata basis as is practicable (subject to applicable procedures of the Depository), unless such method is otherwise prohibited. The Company shall promptly notify the Trustee and the Paying Agent in writing of the date of listing and the name of the securities exchange if and when the Notes are listed on a principal national securities exchange. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

       SECTION 3.03. Notice of Redemption.

       At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense.

       Each notice for redemption shall identify the Notes to be redeemed and shall state:

              (1) the Redemption Date;

              (2) the Redemption Price and the amount of premium and accrued interest, if any, to be paid;

              (3) the name and address of the Paying Agent;

              (4) the subparagraph of the Notes pursuant to which such redemption is being made;

              (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, and that interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

              (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

              (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

              (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

       SECTION 3.04. Effect of Notice of Redemption.

       Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest which are due and payable on dates falling on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

       SECTION 3.05. Deposit of Redemption Price.

       On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

       If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

       SECTION 3.06. Notes Redeemed in Part.

       Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                  ARTICLE FOUR

                                    COVENANTS

       SECTION 4.01. Payment of Notes.

       The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

       In the event that the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to December 31, 2001, the annual interest rate borne by the Notes will be increased by .5% per annum until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. Such .5% increase in the per annum rate of interest is referred to herein as "Additional Interest."

       The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

       Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

       SECTION 4.02. Maintenance of Office or Agency.

       The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

       The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

       SECTION 4.03. Corporate Existence.

       Except as otherwise permitted by Article Four, Article Five and Section 4.16, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary.

       SECTION 4.04. Payment of Taxes and Other Claims.

       The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

       SECTION 4.05. Maintenance of Properties and Insurance.

       (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

       (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

       SECTION 4.06. Compliance Certificate; Notice of Default.

       (a) The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company or such Guarantor, as the case may be, during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate of the Company shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

       (b) The annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

       (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.02 hereof, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence. The Trustee shall not be deemed to have notice of any Default or Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

       SECTION 4.07. Compliance with Laws.

       The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

       SECTION 4.08. SEC Reports.

       (a) So long as the Notes are outstanding the Company will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC, pursuant to
Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Notes are outstanding the Company will file with the SEC, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. For purposes of the foregoing provisions of this paragraph, so long as:

       (1) Holdings owns all of the issued and outstanding Capital Stock of the Company;

       (2) the aggregate amount of all Investments made by Holdings in any Persons other than the Company and its Restricted Subsidiaries does not in the aggregate exceed $2,500,000 at any time outstanding; and

       (3) the Company is not required to file separate reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;

the filing and delivery of reports, information or documents which Holdings is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in accordance with the provisions of this paragraph will satisfy the Company's obligations under this paragraph. The Company will also comply with the provisions of TIA Section 314(a).

       SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

       The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

       SECTION 4.10. Limitation on Restricted Payments.

       The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

              (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in options, warrants or other rights to purchase such Qualified Capital Stock) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,

              (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (in each case other than in exchange for Qualified Capital Stock of the Company or options, warrants or other rights to purchase such Qualified Capital Stock),

              (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, or

              (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,

                     (i) a Default or an Event of Default shall have occurred
              and be continuing or

                     (ii) the Company is not able to incur at least $1.00 of
              additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 or

                     (iii) the aggregate amount of Restricted Payments
              (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

                            (v) 50% of the cumulative Consolidated Net Income
                     (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to March 31, 2001 and on or prior to the date on which the Restricted Payment occurs or is to occur (the "Reference Date") (treating such period as a single accounting period); plus

                            (w) 100% of the aggregate net cash proceeds received
                     by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including by conversion of Indebtedness into Qualified Capital Stock) and 100% of the fair market value of non-cash consideration received in any such issuance and sale (provided that, as further provided in clause (7) of the immediately succeeding paragraph, to the extent that the Company does not realize cash from the proceeds of the payment, sale or disposition of any such non-cash consideration, the only Restricted Payments which shall be permitted by reason of such non-cash consideration shall be Restricted Payments which are made in kind of the non-cash consideration so received); plus

                            (x) without duplication of any amounts included in
                     clause (iii) (w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company subsequent to the Issue Date and on or prior to such Reference Date from a holder of the Company's Capital Stock and 100% of the fair market value of non-cash consideration of any such equity contribution received by the Company from a holder of the Company's Capital Stock (provided that, as further provided in clause (7) of the immediately succeeding paragraph, to the extent that the Company does not realize cash from the proceeds of the payment, sale or disposition of any such non-cash consideration, the only Restricted Payments which shall be permitted by reason of such non-cash consideration shall be Restricted Payments which are made in kind of the non-cash consideration so received); plus

                            (y) without duplication, the sum of

                                   (1) the aggregate amount returned in cash
                            subsequent to the Issue Date on or with respect to Investments (other than Permitted Investments), whether through interest payments, principal payments, dividends or other distributions or payments,

                                   (2) the net cash proceeds received by the
                            Company or any Restricted Subsidiary subsequent to the Issue Date from the disposition of all or any portion of Investments (other than Permitted Investments) (other than any disposition to a Subsidiary of the Company) and 100% of the fair market value of non-cash consideration received in any such disposition (provided that, as further provided in clause (7) of the immediately succeeding paragraph, to the extent that the Company does not realize cash from the proceeds of the payment, sale or disposition of any such non-cash consideration, the only Restricted Payments which shall be permitted by reason of such non-cash consideration shall be Restricted Payments which are made in kind of the non-cash consideration so received), and

                                   (3) upon redesignation of an Unrestricted
                            Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; plus

                            (z) $50 million;

provided, however, that with respect to all Investments made in any Unrestricted Subsidiary or joint venture, the sum of clauses (1), (2) and (3) above with respect to such Investment shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date in such Unrestricted Subsidiary or joint venture.

       Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

              (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

              (2) the acquisition of any shares of Capital Stock of the Company either:

                     (i) solely in exchange for shares of Qualified Capital
              Stock of the Company or

                     (ii) through the application of net proceeds of a
              substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

              (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either:

                     (i) solely in exchange for shares of Qualified Capital
              Stock of the Company or Refinancing Indebtedness of the Company, or

                     (ii) through the application of net proceeds of a
              substantially concurrent sale for cash (other than to a Subsidiary of the Company) of:

                     (A) shares of Qualified Capital Stock of the Company or
              Holdings, provided that, in the case of Qualified Capital Stock of Holdings, Holdings contributes to the capital of the Company all or a portion of the net cash proceeds from the sale of such Qualified Capital Stock in at least the amount necessary to pay the aggregate acquisition cost of such Indebtedness, or

                     (B) Refinancing Indebtedness;

              (4) so long as no Default or Event of Default shall have occurred and be continuing, payments for the purpose of and in an amount equal to the amount required to permit Holdings to redeem or repurchase Common Stock of Holdings or options in respect thereof from employees or officers of Holdings or any of its Subsidiaries or their estates or authorized representatives upon the death, disability or termination of employment of such employees or officers in an aggregate amount not to exceed $10 million;

              (5) the making of distributions, loans or advances in an amount not to exceed $1 million per annum sufficient to permit Holdings to pay the ordinary operating expenses of Holdings related to Holdings' ownership of Capital Stock of the Company;

              (6) the payment of any amounts pursuant to the Tax Sharing Agreement; and

              (7) in the event that the Company has not realized cash from the proceeds of the payment, sale or disposition of any non-cash consideration referred to in clause (iii) (w), (iii) (x) and (iii) (y)
       (2) of the immediately preceding paragraph, Restricted Payments permitted by reason of such non-cash consideration; provided, that such Restricted Payments may be made only in kind of the non-cash consideration so received.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (4) and (7) shall be included in such calculation and amounts expended pursuant to clauses (2), (3),
(5) and (6) shall be excluded from such calculation.

       Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's or Holdings' latest available internal quarterly financial statements. The Trustee shall have no duty or obligation to recalculate or otherwise verify the accuracy of the calculations set forth in any such Officers' Certificate.

       SECTION 4.11. Limitation on Transactions with Affiliates.

       (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than

              (x) Affiliate Transactions permitted under paragraph (b) below, and

              (y) Affiliate Transactions on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value or payments to an Affiliate, as the case may be, of more than $10 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

       (b) The restrictions set forth in clause (a) shall not apply to:

                     (i) reasonable fees and compensation paid to (including
              issuances and grant of securities and stock options, employment agreements and stock option and ownership plans for the benefit
              of), and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted

               Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

                     (ii) transactions between or among the Company and any of
              its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by this Indenture;

                     (iii) any agreement as in effect as of the Issue Date or
              any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date);

                     (iv) payments and investments permitted by this Indenture;

                     (v)the issuance of Qualified Capital Stock of the Company;

                     (vi) loans or advances to employees and officers of the
              Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $10 million at any one time outstanding;

                     (vii) transactions permitted by, and complying with, the
              provisions of the covenants described under Sections 5.01 and 5.03; and

                     (viii) transactions with suppliers or other purchasers or
              sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are fair to the Company in the good faith determination of the Board of Directors of the Company or the senior management thereof and on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

                     (ix) Qualified Receivables Transactions.

       SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

       The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

       SECTION 4.13. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

       The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

              (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

              (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

              (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

                     (1) applicable law;

                     (2) this Indenture, including any Guarantee;

                     (3) customary non-assignment provisions of any contract or lease governing a leasehold or ownership interest of any Restricted Subsidiary of the Company;

                     (4) any instrument governing Acquired Indebtedness, which
              encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                     (5) agreements existing on the Issue Date (including,
              without limitation, the Credit Agreement) to the extent and in the manner such agreements are in effect on the Issue Date;

                     (6) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Sections 4.12 and 4.18 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

                     (7) customary net worth or non-assignment provisions
              contained in leases and other agreements entered into by a Restricted Subsidiary in the ordinary course of business;

                     (8) customary restrictions with respect to a Restricted
              Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of such Restricted Subsidiary;

                     (9) customary provisions in joint venture agreements and
              other similar agreements relating solely to the securities, assets and revenues of such joint venture or other business venture;

                     (10) an agreement governing Indebtedness incurred to
              Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5) or (6) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not, in the aggregate, materially less favorable to the Company as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5) or (6); and

                     (11) Standard Securitization Undertakings relating to a
              Receivables Subsidiary or Special Purpose Vehicle.

       SECTION 4.14. Prohibition on Incurrence of Senior Subordinated Debt.

       The Company will not incur or suffer to exist any Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company. The Company will not cause or permit any Restricted Subsidiary which is a Guarantor to incur or suffer to exist any Indebtedness (including any guarantee) that is senior in right of payment to the Guarantee of such Guarantor and subordinate in right of payment to any other Indebtedness (including any other guarantee) of such Guarantor.

       SECTION 4.15. Change of Control.

       (a) At any time on or prior to May 15, 2006, the Company may, at its option, redeem the Notes, in whole, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date fixed for such redemption (the "Change of Control Redemption Date"), except that installments of interest which are due and payable on dates falling on or prior to the applicable Change of Control Redemption Date will be payable to the Persons who were the Holders of record at the close of business on the relevant Record Dates.

       (b) Upon the occurrence of a Change of Control, if the Company does not redeem the Notes as provided in Section 4.15(a) of this Indenture, the Company or Holdings shall make the "Change of Control Offer," and each Holder will have the right to require that the Company or Holdings, as applicable, purchase all or a portion of such Holder's Notes pursuant to such Change of Control Offer, at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Prior to the mailing of the notice referred to below, but in any event within 60 days following any Change of Control, the Company and Holdings shall

              (i) repay in full and terminate all commitments under all Indebtedness under the Credit Agreement, all other Senior Debt and all Guarantor Senior Debt of any Guarantor the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and Guarantor Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer in full or

              (ii) obtain the requisite consents under the Credit Agreement, all other Senior Debt and all Guarantor Senior Debt of any Guarantor to permit the repurchase of the Notes as provided below.

       The Company and Holdings shall first comply with the covenant in the immediately preceding sentence before the Company shall be required to repurchase Notes pursuant to the provisions described below. The failure by the Company or Holdings to comply with the second preceding sentence shall constitute an Event of Default under Section 6.01(3) and not under Section 6.01(2).

       (c) Within 60 days following the date upon which the Change of Control occurred (the "Change of Control Date"), unless the Company has mailed a notice with respect to a redemption pursuant to Section 4.15(a) with respect to all the Notes in connection with a Change of Control occurring on or prior to May 15, 2006, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee and each Paying Agent, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

              (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

              (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

              (3) that any Note not tendered will continue to accrue interest;

              (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

              (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

              (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

              (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new
       Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

              (8) the circumstances and relevant facts regarding such Change of Control.

       On or before the Change of Control Payment Date, the Company shall

                     (i) accept for payment Notes or portions thereof tendered
              pursuant to the Change of Control Offer,

                     (ii) deposit with the Paying Agent U.S. Legal Tender
              sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and

                     (iii) deliver to the Registrar Notes so accepted together
              with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof.

       Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Paying Agent to the Company.

       Neither the Company nor Holdings will be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company or Holdings and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer at the price, including accrued and unpaid interest, if any, at the times and in the manner specified in this Indenture.

       The Company or Holdings, as the case may be, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of this Indenture by virtue thereof.

       SECTION 4.16. Limitation on Asset Sales.

        (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

              (i) The Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (in each case as determined in good faith by the Company's Board of Directors),

              (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and shall be received at the time of such disposition; provided that

                     (A) the amount of any liabilities (as shown on the
              Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets,

                     (B) the fair market value of any marketable securities
              received by the Company or a Restricted Subsidiary in exchange for any such assets that are converted into cash within 90 days after such Asset Sale, and

                     (C) any Designated Noncash Consideration received by the
              Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, when taken together with all other Designated Noncash Consideration received pursuant to this clause (C) since the Issue Date that is at that time outstanding, not to exceed 10% of the Consolidated Net Tangible Assets of the Company based on its most recent consolidated balance sheet at the time of the receipt of such Designated Noncash Consideration from such Asset Sale (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value)

              shall be deemed to be cash for purposes of this provision; and provided, further, that the Company and its Restricted Subsidiaries may make Asset Sales not exceeding $5 million in the aggregate in each year for non-cash consideration; and

              (iii) in the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months exceed 10% of Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been prepared), then the Company shall or shall cause the relevant Restricted Subsidiary, within 360 days after the date Net Cash Proceeds so received exceed 10% of Consolidated Net Tangible Assets, to apply such excess Net Cash Proceeds:

                     (A) to prepay any Senior Debt and, in the case of any
              prepaid Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, or to so prepay any Indebtedness of a Wholly Owned Restricted Subsidiary,

                     (B) to make an Investment (or enter into a definitive
              agreement committing to so invest within 360 days after the date of such agreement and to make such Investment as provided in such agreement) in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as it exists on the date of such Asset Sale or in businesses that are the same as such business of the Company and its Restricted Subsidiaries on the date of such Asset Sale or similar or reasonably related thereto ("Replacement Assets"), or

                     (C) a combination of prepayment and investment permitted by the foregoing clauses (iii) (A) and (iii) (B).

Pending the final application of such Net Cash Proceeds, the Company may temporarily reduce borrowings under the Credit Agreement or any other revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents, in each case in a manner not prohibited by this Indenture. Subject to the last sentence of this paragraph, on the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (iii) (A), (iii) (B) or (iii) (C) of the second preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied (or committed to be applied pursuant to a definitive agreement as described above) on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii) (A),
(iii) (B) and (iii) (C) of the second preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and, if required by the terms of any other Indebtedness of the Company ranking pari passu with the Notes in right of payment and which has similar provisions requiring the Company either to make an offer to repurchase or to otherwise repurchase, redeem or repay such Indebtedness with the proceeds from Asset Sales (the "Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis (in proportion to the respective principal amounts or accreted value, as the case may be, of the Notes and any such Pari Passu Indebtedness) an aggregate principal amount of Notes (plus, if applicable, an aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (or 100% of the principal amount or accreted value, as the case may be, of such Pari Passu Indebtedness), plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration (including any Designated Noncash Consideration) received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales (at which time the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10 million, shall be applied as required pursuant to this paragraph, and in which case the Net Proceeds Offer Trigger Date shall be deemed to be the earliest date that the Net Proceeds Offer Amount is equal to or in excess of $10 million).

       In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under the covenant described under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

       Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash.

       To the extent that the aggregate principal amount of Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness) validly tendered by the holders thereof and not withdrawn exceeds the Net Proceeds Offer Amount, Notes of tendering Holders (and, if applicable, Pari Passu Indebtedness tendered by the holders thereof) will be purchased on a pro rata basis (based on the principal amount of the Notes and, if applicable, the principal amount or accreted value, as the case may be, of any such Pari Passu Indebtedness tendered and not withdrawn). To the extent that the aggregate amount of the Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of any Pari Passu Indebtedness) tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by the Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

       (b) Each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed by first class mail, by the Company within 25 days following the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee and each Paying Agent. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

              (i) that the Net Proceeds Offer is being made pursuant to Section
       4.16 and that all Notes tendered will be accepted for payment; provided however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

              (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

              (iii) that any Note not tendered will continue to accrue interest;

              (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

              (v) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

              (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

              (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new
       Note issued shall be in an original principal amount of $1,000 or integral multiples thereof;

       On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(i) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Paying Agent Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any.

       The Company or the applicable Restricted Subsidiary, as the case may be, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

       Notwithstanding the foregoing, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Swap if:

              (i) at the time of entering into such Asset Swap or immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof, and

              (ii) in the event that such Asset Swap involves an aggregate amount in excess of $10 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company.

       SECTION 4.17. Limitation on Preferred Stock of Restricted Subsidiaries.

       The Company shall not permit any of its Restricted Subsidiaries (other than a Receivables Subsidiary or a Special Purpose Vehicle) to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company (other than a Receivables Subsidiary or a Special Purpose Vehicle).

       SECTION 4.18. Limitation on Liens.

       The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom for purposes of security unless:

              (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds or such right to receive income or profits, as the case may be, that is senior in priority to such Liens and

              (ii) in all other cases, the Notes are equally and ratably secured, except for

                     (A) Liens existing as of the Issue Date to the extent and
              in the manner such Liens are in effect on the Issue Date;

                     (B) Liens securing Senior Debt and Liens on assets of
              Restricted Subsidiaries securing guarantees of Senior Debt;

                     (C) Liens securing the Notes;

                     (D) Liens of the Company or a Wholly Owned Restricted
              Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

                     (E) Liens securing Refinancing Indebtedness which is
              incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens

                            (1) are not materially less favorable to the Holders
                     and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and

                            (2) do not extend to or cover any property or assets
                     of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

                     (F) Permitted Liens.

       SECTION 4.19. Limitation on Guarantees by Domestic Restricted
Subsidiaries.

       The Company will not permit any of its domestic Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary (other than Permitted Indebtedness of a Restricted Subsidiary), unless, in any such case, such Restricted Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture to this Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary (a "Guarantee") substantially similar to the Guarantee of Holdings contained in Article Eleven (except that the Guarantee of such Restricted Subsidiary will be a senior subordinated obligation of such Restricted Subsidiary and will be limited in amount as described in the immediately following paragraph), which Guarantee shall be a senior subordinated obligation of such Restricted Subsidiary and shall be subordinated in right of payment to all Guarantor Senior Debt of such Restricted Subsidiary on terms substantially similar to those applicable to Holdings' Guarantee. Neither the Company nor any such Restricted Subsidiary shall be required to make a notation on the Notes to reflect any such subsequent Guarantee. Nothing contained in this paragraph shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by the Indenture or the Credit Agreement.

       Each Guarantee of a Restricted Subsidiary will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by such Restricted Subsidiary without rendering such Guarantee, as it relates to such Restricted Subsidiary, void or voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or other similar laws affecting the rights of creditors generally.

       Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

              (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the second preceding paragraph; or

              (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that

                     (a) such sale or disposition of such Capital Stock or
              assets is otherwise in compliance with the terms of this Indenture, and

                     (b) such assumption, guarantee or other liability of such
              Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

       SECTION 4.20. Restriction of Lines of Business to Food, Food Distribution and Related Businesses.

       The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any material business activity except for food, food distribution and related businesses.

       SECTION 4.21. Rule 144A Information.

       If and to the extent required to permit resales or other transfers of the Notes to be made pursuant to Rule 144A, the Company will prepare and will furnish to any Holder of Notes, any beneficial owner of Notes (including, without limitation, any owner of a beneficial interest in a Global Note) and any prospective purchaser or other prospective transferee of Notes designated by a Holder or beneficial owner of Notes, promptly upon request and at the expense of the Company, the financial statements and other information specified in Rule 144A(d)(4) (or any successor provision thereto).


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

       SECTION 5.01. Merger, Consolidation and Sale of Assets of the Company.

       (a) The Company will not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety, to any Person unless:

              (1) either: (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries as an entirety or substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest (including, without limitation, any Additional Interest) on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

              (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be,


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

       shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

              (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction), no Default or Event of Default shall have occurred and be continuing; and

              (4) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

       (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

       (c) Notwithstanding the foregoing, the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted without regard to Section 5.01(a)(2) hereof.

       SECTION 5.02. Successor Corporation Substituted for the Company.

       Upon any consolidation or merger of the Company or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such; provided, however, that the Company shall not be released from its obligations under this Indenture or the Notes in the case of a lease.

       SECTION 5.03. Merger, Consolidation and Sale of Assets of Holdings.

       (a) Holdings will not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of Holdings to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Holdings' assets (determined on a consolidated basis for Holdings and its Subsidiaries), whether as an entirety or substantially as an entirety, to any Person unless:

              (1) either: (A) Holdings shall be the surviving or continuing corporation or (B) the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Holdings as an entirety or substantially as an entirety (the "Surviving Parent Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the obligations of Holdings of the due and punctual payment of the principal of and premium, if any, and interest (including, without limitation, any Additional Interest) on the Notes and all of Holdings' obligations under this Indenture, including its Guarantee;

              (2) Holdings or such Surviving Parent Entity, as the case may be, shall not, immediately after giving effect to such transaction or series of transactions be in default in the performance of any covenants or obligations of Holdings or Surviving Parent Entity under this Indenture, including its Guarantee; and

              (3) Holdings or such Surviving Parent Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

       (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of Holdings, the Capital Stock of which constitutes all or substantially all of the properties and assets of Holdings, shall be deemed to be the transfer of all or substantially all of the properties and assets of Holdings.

       (c) Notwithstanding the foregoing, the merger of Holdings with and into the Company shall be permitted without regard to compliance with the covenant described in the second preceding paragraph; provided that such merger shall be permitted pursuant to and shall comply with the requirements of Section 5.01 and 5.02.

       SECTION 5.04. Successor Corporation Substituted for Holdings.

       Upon any consolidation or merger of Holdings or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Holdings in accordance with the foregoing in which Holdings is not the continuing corporation, the successor Person formed by such consolidation or into which Holdings is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture, including its Guarantee, with the same effect as if such Surviving Parent Entity had been named as such; provided, however, that Holdings shall not be released from its obligations under this Indenture, including its Guarantee, in the case of a lease.

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                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

       SECTION 6.01. Events of Default.

       The following events are "Events of Default":

       (1) the failure to pay interest (including, without limitation, any Additional Interest) on any Notes when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten of this Indenture); or

       (2) the failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Ten); or

       (3) a default by the Company or Holdings in the observance or performance of any other covenant or agreement contained in this Indenture and which default continues for a period of 30 days after written notice specifying the default (and demanding that such default be remedied) is received by the Company from the Trustee or by the Company and the Trustee from the Holders of at least 25% of the outstanding principal amount of the Notes; or

       (4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary of the Company or the acceleration of the final stated maturity of any such Indebtedness, in either case, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $20 million or more at any time; or

       (5) one or more judgments for the payment of money in an aggregate amount in excess of $20 million (to the extent not covered by insurance) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

       (6) the Company or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

       (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

       (8) the failure of a Guarantee of the Notes given by a Guarantor to be in full force and effect (except if such Guarantee shall have been released and discharged pursuant to the provisions set forth in the last paragraph of Section 4.19) or the denial or disaffirmation of such obligations by a Guarantor.

       SECTION 6.02. Acceleration.

       (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable; or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice, but only if such Event of Default is then continuing. Upon any such declaration, but subject to the immediately preceding sentence, such amount shall be immediately due and payable.

       (b) If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing with respect to the Company, all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

       (c) At any time after the delivery of an Acceleration Notice with respect to the Notes in accordance with Section 6.02(a), the Holders of a majority in principal amount of the outstanding Notes may, on behalf of the Holders of all of the Notes, rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;
(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid; (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and any other amounts due the Trustee under this Indenture; and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

       SECTION 6.03. Other Remedies.

       If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

       The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

       SECTION 6.04. Waiver of Past Defaults.

       Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

       SECTION 6.05. Control by Majority.

       Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided further that this provision shall not affect the rights of the Trustee set forth in Section 7.01(d).

       SECTION 6.06. Limitation on Suits.

       A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

       (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

       (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

       (3) such Holders offer to the Trustee indemnity in its sole discretion satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

       (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

       (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

       A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

       SECTION 6.07. Rights of Holders To Receive Payment.

       Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

       SECTION 6.08. Collection Suit by Trustee.

       If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

       SECTION 6.09. Trustee May File Proofs of Claim.

       The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable expenses and disbursements of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable expenses and disbursements of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section
7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

       SECTION 6.10. Priorities.

       If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

              First: to the Trustee for any and all amounts due and owing under
       Section 7.07;

              Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

              Third: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs; and

              Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

       The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

       SECTION 6.11. Undertaking for Costs.

       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.


                                  ARTICLE SEVEN

                                     TRUSTEE

       SECTION 7.01. Duties of Trustee.

       (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

       (b) Except during the continuance of a Default or an Event of Default:

              (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

              (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

       (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

              (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

              (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

       (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

       (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (d) of this Section 7.01.

       (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

       SECTION 7.02. Rights of Trustee.

       Subject to Section 7.01:

              (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection with respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 13.04 and

       13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

              (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

              (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

              (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company and to the extent reasonably related to such facts or matters to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

              (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

       SECTION 7.03. Individual Rights of Trustee.

       The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

       SECTION 7.04. Trustee's Disclaimer.

       The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

       SECTION 7.05. Notice of Default.

       If a Default or an Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold such notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

       SECTION 7.06. Reports by Trustee to Holders.

       Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

       A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

       The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange and the Trustee shall comply with TIA
Section 313(d).

       SECTION 7.07. Compensation and Indemnity.

       The Company shall pay to the Trustee and each Agent from time to time reasonable compensation for their respective services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including reasonable and documented out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's and such Agent's agents, consultants and counsel.

       The Company shall indemnify the Trustee and each Agent and their respective agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee and each Agent shall notify the Company as soon as practicable of any claim asserted against the Trustee or such Agent for which it may seek indemnity. At the Trustee's or such Agent's, as the case may be, sole discretion, the Company shall defend the claim and the Trustee or such Agent, as the case may be, shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee or such Agent, as the case may be. Alternatively, the Trustee or such Agent, as the case may be, may at its option have separate counsel of its own choosing and the


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

Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

       To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

       When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) shall have occurred, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

       The Company's obligations under this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article Eight or other termination of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

       SECTION 7.08. Replacement of Trustee.

       The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee reasonably acceptable to the Company. The Company may remove the Trustee if:

              (1) the Trustee fails to comply with Section 7.10;

              (2) the Trustee is adjudged bankrupt or insolvent;

              (3) a receiver or other public officer takes charge of the Trustee or its property; or

              (4) the Trustee becomes incapable of acting.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee reasonably acceptable to the Company to replace the successor Trustee appointed by the Company.

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the


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

successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

       If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

       Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

       SECTION 7.09. Successor Trustee by Merger, Etc.

       If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

       SECTION 7.10. Eligibility; Disqualification.

       This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

       SECTION 7.11. Preferential Collection of Claims Against Company.

       The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.


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

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

       SECTION 8.01. Termination of the Company's Obligations.

       The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Registrar for cancellation and the Company has paid all sums payable by it hereunder, or if:

              (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and each Paying Agent and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or
       (ii) all Notes have otherwise become due and payable hereunder;

              (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of any interest thereon, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes and; provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

              (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

              (d) the Company shall have paid all other sums payable by it hereunder; and

              (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

       Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of
Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

       After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

       SECTION 8.02. Legal Defeasance and Covenant Defeasance.

       (a) The Company may, at its option by Board Resolution, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

       (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

       (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.10 through 4.20 and Article Five hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph
(c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(4) and 6.01(5) shall not constitute Events of Default.

       SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

       The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

       In order to exercise either Legal Defeasance or Covenant Defeasance:

              (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

              (b) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(6) and 6.01(7) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be satisfied and such Legal Defeasance or Covenant Defeasance, as the case may be, shall not be effective until expiration of such 91-day period);

              (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

              (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

              (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Debt, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; and

              (i) if the cash or U.S. Government Obligations or combination thereof, as the case may be, deposited under subparagraph (a) above are sufficient to pay the principal of, premium, if any, and interest on the Notes provided the Notes are redeemed on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem the Notes on that Redemption Date and to provide notice of that redemption to Holders as provided in this Indenture.

       SECTION 8.04. Application of Trust Money.

       The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the proceeds from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

       The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.


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

       Anything in this Article Eight to the contrary notwithstanding, the Trustee shall, or shall request the Paying Agent to, deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

       SECTION 8.05. Repayment to the Company.

       Subject to this Section 8.05 and the other provisions of this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect thereto. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person to whom such Holders may look.

       SECTION 8.06. Reinstatement.

       If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

       SECTION 9.01. Without Consent of Holders.

       The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:


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

              (1) to cure any ambiguity herein, or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof or to add any other provisions with respect to matters or questions arising under this Indenture; provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect;

              (2) to comply with Article Five and Article Six;

              (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

              (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

              (5) to make any change that would provide any additional benefit or rights to the Holders;

              (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities;

              (7) to add a Guarantor pursuant to Section 4.19;

              (8) to secure the Notes;

              (9) to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

              (10) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; and

              (11) to make any other change that does not, in the good faith judgment of the Trustee, adversely affect in any material respect the rights of any Holders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.01.

       SECTION 9.02. With Consent of Holders.

       Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, upon receipt of the written consent of the Holder or Holders of at least a majority of the aggregate outstanding principal amount of the Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate outstanding principal amount of the Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. Notwithstanding the forgoing, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:


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

              (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver, including the waiver of Defaults or Events of Default, or to a rescission and cancellation of a declaration of acceleration of the Notes;

              (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest and Additional Interest, if any, on any Notes;

              (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

              (4) make any Notes payable in a currency other than that stated in the Notes;

              (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment;

              (6) amend, modify, change or waive any provision of this Section 9.02;

              (7) change the price payable by the Company for Notes repurchased pursuant to Section 4.15 or 4.16 or after the occurrence of a Change of Control, modify or change in any material respect the obligation of the Company or Holdings to make and consummate a Change of Control Offer or modify any of the provisions or definitions with respect thereto;

              (8) modify or change any provision of this Indenture or the related definitions with respect to the subordination of the Notes or the Guarantees in a manner which adversely affects the Holders in any material respect; or

              (9) waive a default in the payment of principal of or interest on any Note; provided that this clause (9) shall not limit the right of the Holders of a majority in aggregate principal amount of the outstanding Notes to rescind and cancel a declaration of acceleration of the Notes following delivery of an Acceleration Notice as provided in Section 6.02(c).

       It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

       After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.


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

       SECTION 9.03. Effect on Senior Debt.

       No amendment of this Indenture shall adversely affect the rights of any holder of Designated Senior Debt under Article Ten of this Indenture or any holder of Guarantor Designated Senior Debt under Article Twelve of this Indenture without the consent of such holder.

       SECTION 9.04. Compliance with TIA.

       Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

       SECTION 9.05. Revocation and Effect of Consents.

       Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

       The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

       After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through
(9) of Section 9.02, in which case the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

       SECTION 9.06. Notation on or Exchange of Notes.

       If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.


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

       SECTION 9.07. Trustee To Sign Amendments, Etc.

       The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each complying with Section
13.04 and 13.05 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

       SECTION 9.08. Effect of Supplemental Indentures.

       Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


                                   ARTICLE TEN

                                  SUBORDINATION

       SECTION 10.01. Notes Subordinated to Senior Debt.

       The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and each Person holding any Note, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on or in respect of Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

       SECTION 10.02. No Payment on Notes in Certain Circumstances.

       (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt, no payment of any kind or character shall be made by, or on behalf of, the Company or any other Person on its or their behalf with respect to any Obligations on the Notes, or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt


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

gives written notice of such event of default to the Trustee (a "Default Notice"), then, unless and until all such events of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes (other than payment of amounts already deposited in accordance with the defeasance and satisfaction and discharge provisions of this Indenture) or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

       (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, any Paying Agent or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be forthwith paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt. The Trustee and each Paying Agent shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee or any Paying Agent shall be paid to the holders of Senior Debt.

       Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

       SECTION 10.03. Payment Over of Proceeds upon Dissolution, Etc.

       (a) Upon any payment or distribution of assets of the Company of any kind or character to creditors, whether in cash, property or securities upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash

Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

       (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

       (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be forthwith paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

       (d) The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

       SECTION 10.04. Payments May Be Paid Prior to Dissolution.

       Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
10.02 and 10.03, from making


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

payments at any time in respect of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of Section 10.02(a) or in Section
10.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a) and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

       SECTION 10.05. Subrogation.

       Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

       SECTION 10.06. Obligations of the Company Unconditional.

       Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

       SECTION 10.07. Notice to Trustee and Paying Agents.

       The Company shall give prompt written notice to the Trustee and each Paying Agent of any fact known to the Company which would prohibit the making of any payment to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until the Trustee or such Paying Agent, as the case may be, shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee or such Paying Agent, as the case may be, of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

       In the event that the Trustee or any Paying Agent determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee or such Paying Agent, as the case may be, may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or such Paying Agent, as the case may be, as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee or such Paying Agent, as the case may be, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

       SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating Agent.

       Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, each Paying Agent and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten provided that such court, trustee, assignee, agent or other Person has been made aware of this Article Ten.

       SECTION 10.09. Trustee's Relation to Senior Debt.

       The Trustee, each Agent and any agent of the Company, of the Trustee or any Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee, any Agent or any such agent of any of its rights as such a holder.

       With respect to the holders of Senior Debt, the Trustee and each Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee or any Agent. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary duty to the holders of Senior Debt.

       Whenever a distribution is to be made or a notice is to be given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representatives, if any.


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

       SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

       No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

       Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

       SECTION 10.11. Noteholders Authorize Trustee and Paying Agent To Effectuate Subordination of Notes.

       Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee and each Paying Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee and each Paying Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

       If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representatives to vote in respect of the claim of any Holder in any such proceeding.


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

       SECTION 10.12. This Article Ten Not To Prevent Events of Default.

       The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

       SECTION 10.13. Trustee's Compensation Not Prejudiced.

       Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.


                                 ARTICLE ELEVEN

                              GUARANTEE OF HOLDINGS

       SECTION 11.01. Unconditional Guarantee.

       Holdings hereby unconditionally guarantees (such guarantee to be referred to herein as the "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns on behalf of such Holder, the Notes and the Obligations of the Company hereunder and thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and, to the extent lawful, interest on the overdue principal of and interest on the Notes and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Holdings hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Holdings hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Noteholder, the Trustee or any Paying Agent is required by any court or otherwise to return to the Company, Holdings, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or Holdings, any amount paid by the Company or Holdings to the Trustee or such Paying Agent or Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Holdings further agrees that, as between Holdings, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in


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

Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by Holdings for the purpose of this Guarantee.

       SECTION 11.02. Subordination of Guarantee.

       The obligations of Holdings to the Holders of the Notes and to the Trustee on behalf of the Holders pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of Holdings, to the extent and in the manner provided in Article Twelve.

       SECTION 11.03. Severability.

       In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       SECTION 11.04. Release of Guarantee.

       Upon the release by the lenders under the Credit Agreement and future refinancings thereof of all guarantees of Holdings of or relating to the Credit Agreement and all Indebtedness thereunder, Holdings shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder; provided, however, that any such release shall occur only to the extent that all obligations of Holdings under all of its guarantees of or relating to the Credit Agreement (including any future refinancings thereof) and all Indebtedness thereunder shall also be released and if any payment is made by the Company or Holdings to the lenders under the Credit Agreement in connection with any such release, a pro rata payment shall be made to the Holders based on the ratio of the outstanding principal amount of the Notes to the maximum amount which could be borrowed under the Credit Agreement.

       The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.04.

       SECTION 11.05. Waiver of Subrogation.

       Until payment in full is made of the Notes and all other obligations of the Company to the Holders or the Trustee on behalf of the Holders hereunder and under the Notes, Holdings hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of Holdings' obligations under the Guarantee of this Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Holdings in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to Holdings for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon


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

the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Holdings acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

       SECTION 11.06. Execution of Guarantee.

       To evidence its guarantee to the Noteholders set forth in this Article Eleven, Holdings hereby agrees to execute the Guarantee in substantially the form included in Exhibits A and Exhibit B, which shall be endorsed on such Note ordered to be authenticated and delivered by the Trustee. Holdings hereby agrees that its Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of Holdings by two Officers, or an Officer and an Assistant Secretary prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of Holdings. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of Holdings.

       SECTION 11.07. Waiver of Stay, Extension or Usury Laws.

       Holdings covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive Holdings from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) Holdings hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                 ARTICLE TWELVE

                     SUBORDINATION OF GUARANTEE OBLIGATIONS

       SECTION 12.01. Guarantee Obligations Subordinated to Guarantor Senior Debt of Holdings.

       Holdings covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that any payment of obligations by Holdings in respect of its Guarantee (its "Guarantee Obligations") shall be made subject to the provisions of this Article Twelve; and each Person holding any Note, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees that the payment of all Guarantee Obligations by Holdings shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Guarantor Senior Debt of Holdings, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt of Holdings, and that each holder of Guarantor Senior Debt of Holdings whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt of Holdings in reliance upon the covenants and provisions contained in this Indenture and the Notes.

       SECTION 12.02. No Payment on Notes in Certain Circumstances.

       (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Designated Senior Debt of Holdings, no payment of any kind or character shall be made by, or on behalf of, Holdings or any other Person on its or their behalf with respect to any Guarantee Obligations, or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Guarantor Senior Debt of Holdings, as such event of default is defined in the instrument creating or evidencing such Guarantor Senior Debt of Holdings, permitting the holders of such Guarantor Senior Debt of Holdings then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Guarantor Senior Debt of Holdings gives notice of the event of default to the Trustee (a "Guarantor Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Guarantor Senior Debt of Holdings terminating the Guarantor Blockage Period (as defined below), during the 179 days after the delivery of such Guarantor Default Notice (the "Guarantor Blockage Period"), neither Holdings nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Guarantee Obligations or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Guarantor Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Guarantor Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Guarantor Blockage Period with respect to the Guarantor Senior Debt of Holdings shall be, or be made, the basis for the commencement of a second Guarantor Blockage Period by the Representative of such Guarantor Senior Debt of Holdings whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

       (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, any Paying Agent or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be forthwith paid over or delivered to, the holders of Guarantor Senior Debt of Holdings (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt of Holdings held by such holders) or their respective Representatives, as their respective interests may appear for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt. The Trustee and each Paying Agent shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt of Holdings, if any, received from the holders of such Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from Holdings and only amounts included in the information provided to the Trustee and each Paying Agent shall be paid to the holders of Guarantor Senior Debt of Holdings.

       Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Guarantor Senior Debt of Holdings thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Guarantee Obligations.

       SECTION 12.03. Payment Over of Proceeds upon Dissolution, Etc.

       (a) Upon any payment or distribution of assets of Holdings of any kind or character to creditors, whether in cash, property or securities, upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of Holdings or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to Holdings or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt of Holdings shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt of Holdings, before any payment or distribution of any kind or character is made on account of any Guarantee Obligations, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, to which the Holders of the Notes would be entitled, except for the provisions hereof, shall be paid by Holdings or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders if received by them, directly to the holders of Guarantor Senior Debt of Holdings (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt of Holdings held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt of Holdings may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt of Holdings remaining unpaid until all such Guarantor Senior Debt of Holdings has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt of Holdings.

       (b) To the extent any payment of Guarantor Senior Debt of Holdings (whether by or on behalf of Holdings, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt of Holdings or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

       (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 12.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt of Holdings (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt of Holdings held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt of Holdings may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt of Holdings remaining unpaid until all such Guarantor Senior Debt of Holdings has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt of Holdings.

       (d) The consolidation of Holdings with, or the merger of Holdings with or into, another Person or the liquidation or dissolution of Holdings following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume Holdings' obligations hereunder in accordance with Article Five hereof.

       SECTION 12.04. Payments May Be Paid Prior to Dissolution.

       Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) Holdings, except under the conditions described in Sections
12.02 and 12.03, from making payments at any time in respect of Guarantee Obligations, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the, application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, Guarantee Obligations to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of
Section 12.02(a) or in Section 12.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 12.02(a) and Section 12.03). Holdings shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of Holdings.

       SECTION 12.05. Subrogation.

       Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of Holdings, the Holders of the Guarantee Obligations shall be subrogated to the rights of the holders of Guarantor Senior Debt of Holdings to receive payments or distributions of cash, property or securities of Holdings applicable to the Guarantor Senior Debt of Holdings until the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Debt of Holdings by or on behalf of Holdings or by or on behalf of the Holders by virtue of this Article Twelve which otherwise would have been made to the Holders shall, as between Holdings and the Holders of the Guarantee Obligations, be deemed to be a payment by Holdings to or on account of the Guarantor Senior Debt of Holdings, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Guarantee Obligations, on the one hand, and the holders of the Guarantor Senior Debt of Holdings, on the other hand.

       SECTION 12.06. Obligations of Holdings Unconditional.

       Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among Holdings, its creditors other than the holders of Guarantor Senior Debt of Holdings, and the Holders, the obligation of Holdings, which is absolute and unconditional, to pay the Guarantee Obligations to the Holders as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of Holdings other than the holders of the Guarantor Senior Debt of Holdings, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of Holdings received upon the exercise of any such remedy.

       SECTION 12.07. Notice to Trustee and Paying Agents.

       Holdings shall give prompt written notice to the Trustee and each Paying Agent of any fact known to Holdings which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt of Holdings or of any other facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until the Trustee or such Paying Agent, as the case may be, shall have received notice in writing from Holdings, or from a holder of Guarantor Senior Debt of Holdings or a Representative therefor, together with proof satisfactory to the Trustee or such Paying Agent, as the case may be, of such holding of Guarantor Senior Debt of Holdings or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

       In the event that the Trustee or any Paying Agent determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt of Holdings to participate in any payment or distribution pursuant to this Article Twelve, the Trustee or such Paying Agent, as the case may be, may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or such Paying Agent, as the case may be, as to the amounts of Guarantor Senior Debt of Holdings held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee or such Paying Agent, as the case may be, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


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

       SECTION 12.08. Reliance on Judicial Order or Certificate of Liquidating Agent.

       Upon any payment or distribution of assets of Holdings referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, such Paying Agent and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt of Holdings and other Indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve; provided that such court, receiver, trustee, assignee, agent or other Person has been made aware of this Article Twelve.

       SECTION 12.09. Trustee's Relation to Guarantor Senior Debt of Holdings

       The Trustee, each Agent and any agent of Holdings, the Trustee or any Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt of Holdings which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt of Holdings and nothing in this Indenture shall deprive the Trustee, any Agent or any such agent of any of its rights as such a holder.

       With respect to the holders of Guarantor Senior Debt of Holdings, the Trustee and each Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt of Holdings shall be read into this Indenture against the Trustee. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt of Holdings.

       Whenever a distribution is to be made or a notice is to be given to holders or owners of Guarantor Senior Debt of Holdings, the distribution may be made and the notice may be given to their Representatives, if any.

       SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions of Holdings or Holders of Guarantor Senior Debt of Holdings.

       No right of any present or future holders of any Guarantor Senior Debt of Holdings to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Holdings with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

       Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt of Holdings may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of the Guarantor Senior Debt of Holdings, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt of Holdings, or otherwise amend or supplement in any manner Guarantor Senior Debt of Holdings, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt of Holdings is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt of Holdings; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt of Holdings; and (iv) exercise or refrain from exercising any rights against Holdings and any other Person.

       SECTION 12.11. Noteholders Authorize Trustee and Paying Agent To Effectuate Subordination of Notes.

       Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee and each Paying Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt of Holdings and the Holders of Notes, the subordination provided in this Article Twelve, and appoints the Trustee and each Paying Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of Holdings, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

       If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt of Holdings or their Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt of Holdings or their Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt of Holdings or their Representatives to vote in respect of the claim of any Holder in any such proceeding.

       SECTION 12.12. This Article Twelve Not To Prevent Events of Default.

       The failure to make a payment on account of Guarantee Obligations by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

       SECTION 13.01. TIA Controls.

       If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

       SECTION 13.02. Notices.

       Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

              if to the Company or Holdings:

              Del Monte Corporation
                     and
              Del Monte Foods Company
              One Market Street @ The Landmark
              San Francisco, California 94105
              Attn:  Thomas E. Gibbons
                     Senior Vice President and Treasurer
              Telephone No.:     (415) 247-3336
              Facsimile No.:     (415) 247-3339

              with a copy to:

              Del Monte Corporation
                     and
              Del Monte Foods Company
              One Market Street @ The Landmark
              San Francisco, California 94105
              Attn:  General Counsel
              Telephone No.:     (415) 247-3262
              Facsimile No.:     (415) 247-3263

              and a copy to:

              Gibson, Dunn & Crutcher LLP
              One Montgomery Street
              San Francisco, CA  94104
              Attn:  Douglas Smith
              Telephone No.:     (415) 393-8200
              Facsimile No.:     (415) 986-5309
              if to the Trustee:

              Bankers Trust Company
              4th Floor
              4 Albany Street
              New York, New York 10006
              Attn:  Corporate Trust and Agency Services
              Telephone No.:     (212) 250-6161
              Facsimile No.:     (212) 250-6961

              if to the Paying Agent or Registrar:

              Bankers Trust Company
              4th Floor
              4 Albany Street
              New York, New York 10006
              Attn:  Corporate Trust and Agency Services
              Telephone No.:     (212) 250-6161
              Facsimile No.:     (212) 250-6961

       Each of the Company, Holdings, the Trustee and the Paying Agent by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, Holdings, the Trustee and the Paying Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

       In the event any additional Guarantors are added pursuant to Section 4.19, this Section 13.02 shall be supplemented to provide for delivery of any notices or communications described herein to each such Guarantor.

       Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

       Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

       SECTION 13.03. Communications by Holders with Other Holders.

       Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA
Section 312(c).

       SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

       Upon any request or application by the Company or Holdings to the Trustee to take any action under this Indenture, the Company or Holdings, as the case may be, shall furnish to the Trustee:

              (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

       SECTION 13.05. Statements Required in Certificate or Opinion.

       Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

              (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is reasonably necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

       SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

       The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. Each of the Paying Agent or Registrar may make reasonable rules in accordance with customary practices for its functions.

       SECTION 13.07. Legal Holidays.

       A "Legal Holiday" means a Saturday, Sunday or day on which banking institutions in New York, New York are not required to be open except that, when such term is used with respect to a particular place where a payment is to be made in respect of the Notes and with respect to the payment to be made on the Notes at such place, such term means a Saturday, Sunday or other day on which banking institutions in such place of payment are not required to be open.

       If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

       SECTION 13.08. Governing Law.

       THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

       SECTION 13.09. No Adverse Interpretation of Other Agreements.

       This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

       SECTION 13.10. No Recourse Against Others.

       A director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. The foregoing provisions do not relate to the liability of Holdings as a Guarantor.

       SECTION 13.11. Successors.

       All agreements of the Company and Holdings in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

       SECTION 13.12. Duplicate Originals.

       All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

       SECTION 13.13. Severability.

       In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                   Issuer:

                                   DEL MONTE CORPORATION



                                   By: /s/ Thomas E. Gibbons
                                       -----------------------------------------
                                   Name:  Thomas E. Gibbons
                                   Title:  Senior Vice President and Treasurer


                                   Guarantor:

                                   DEL MONTE FOODS COMPANY



                                   By:  /s/ Thomas E. Gibbons
                                       -----------------------------------------
                                   Name:  Thomas E. Gibbons
                                   Title:  Senior Vice President and Treasurer

                                   Trustee:

                                   BANKERS TRUST COMPANY,
                                   as Trustee



                                   By: /s/ Tracy Saltzmann
                                       -----------------------------------------
                                   Name:  Tracy Saltzmann
                                   Title:  Associate

                                                                       EXHIBIT A

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.

                                                                      CUSIP No.:
                                                                       ISIN No.:

                              DEL MONTE CORPORATION
                    9 1/4% SENIOR SUBORDINATED NOTE DUE 2011

No.                                                                            $

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO DEL MONTE CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904

UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES," AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

       DEL MONTE CORPORATION, a New York corporation (the "Company," which term includes any successor entity), for value received promises to pay to __________ or registered assigns, the principal sum of ____________ Dollars, on May 15, 2011.

       Interest Payment Dates: May 15 and November 15
       Record Dates: April 30 and October 31

       Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

       IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        DEL MONTE CORPORATION



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


Dated: ___________,

Certificate of Authentication

       This is one of the 9 1/4% Senior Subordinated Notes due 2011 referred to in the within-mentioned Indenture.

                                        By:  BANKERS TRUST COMPANY,
                                             as Trustee


                                        By:
                                             -----------------------------------
                                             Authorized Signatory

                              (REVERSE OF SECURITY)


                    9 1/4% SENIOR SUBORDINATED NOTE DUE 2011

       1. Interest. DEL MONTE CORPORATION, a New York corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from May 15, 2001. The Company will pay interest semi-annually in arrears in cash on each Interest Payment Date, commencing November 15, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

       2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender, or, at the Company's option, by wire transfer to an account maintained by the payee with a bank located in the United States. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

       3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

       4. Indenture and Guarantee. The Company issued the Notes under an Indenture, dated as of May 15, 2001 (as amended and supplemented from time to time, the "Indenture"), among the Company, Del Monte Foods Company ("Holdings") and Bankers Trust Company, as Trustee (the "Trustee," which term includes any successor Trustee under the Indenture). This Note is one of a duly authorized issue of initial Notes of the Company designated as its 9 1/4% Senior Subordinated Notes due 2011 (the "Initial Notes"). The Initial Notes are limited in aggregate principal amount to $300,000,000. Subject to compliance with the covenants in the Indenture and to applicable law, the Company may issue additional notes (the "Additional Notes") under the Indenture. The Notes include the Initial Notes, the Additional Notes and the Exchange Notes, as defined below, issued in exchange for Notes pursuant to the Indenture. The Initial Notes, Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of such terms, including the respective rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior subordinated basis by Holdings pursuant to Article Eleven of the Indenture.

       5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee and the Paying Agent, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

       6. Redemption.

       (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after May 15, 2006, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount of the Notes to be redeemed) if redeemed during the twelve-month period commencing on May 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the Redemption Date, except that installments of interest which are due and payable on dates falling on or prior to the applicable Redemption Date will be payable to the persons who were the Holders of record at the close of business on the relevant Record Dates.

Year                                                                            Percentage
----                                                                            ----------
2006......................................................................      104.625%
2007......................................................................      103.083%
2008......................................................................      101.542%
2009 and thereafter.......................................................      100.000%

       (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to May 15, 2004, the Company may, at its option, use the net cash proceeds (but only to the extent such proceeds consist of cash or Cash Equivalents, as such terms are defined in the Indenture) of one or more Equity Offerings (as defined in the Indenture) to redeem Notes in an aggregate principal amount equal to up to 35% of the aggregate principal amount of Notes (including any Additional Notes but excluding the Exchange Notes) originally issued at a Redemption Price equal to 109.250% of the principal amount of the Notes to be redeemed plus accrued interest thereon, if any, to the Redemption Date, except that installments of interest which are due and payable on dates falling on or prior to the applicable Redemption Date will be payable to the persons who were the Holders of record at the close of business on the relevant Record Dates; provided that Notes in aggregate principal amount equal to at least 65% of the principal amount of Notes (excluding any Additional Notes and also excluding the Exchange Notes) originally issued remains outstanding immediately after any such redemption.

       In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

       (c) Optional Redemption Upon Change of Control. At any time, on or prior to May 15, 2006, the Company may, at its option, redeem the Notes, in whole, upon the occurrence of a Change of Control (as defined in the Indenture), upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to the date of redemption (the "Change of Control Redemption Date"), except that installments of interest which are due and payable on dates falling on or prior to the applicable Redemption Date will be payable to the persons who were the Holders of record at the close of business on the relevant Record Dates.

       "Applicable Premium" means, with respect to a Note at any Change of Control Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the Redemption Price of such Note at May 15, 2006, determined in accordance with Paragraph 6(a) above, plus (2) all required interest payments due on such Note through May 15, 2006, computed using a discount rate equal to the Treasury Rate plus .5% per annum, over (B) the principal amount of such Note.

       "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) closest to the period from the Change of Control Redemption Date to May 15, 2006; provided, however, that if the period from the Change of Control Redemption Date to May 15, 2006, is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Change of Control Redemption Date to May 15, 2006, is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

       7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

       Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

       8. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

       9. Registration Rights. Pursuant to the Registration Rights Agreement (as defined in the Indenture), the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 9_% Senior Subordinated Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes and Additional Notes shall be entitled to receive certain Additional Interest (as defined in the Indenture) in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

       10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

       11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

       12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

       13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

       14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five or Six of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

       15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company and Holdings must annually report to the Trustee on compliance with such limitations.

       16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

       17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

       18. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

       19. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

       20. Authentication. This Note shall not be valid until the Trustee or an Authenticating Agent manually signs the certificate of authentication on this Note.

       21. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

       22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UIGIMIA (= Uniform Gifts to Minors Act).

       23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

       24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

       The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Vice President, Legal Affairs and Secretary, Del Monte Corporation, One Market Street @ The Landmark, San Francisco, California 94105.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE


       Del Monte Foods Company ("Holdings") has unconditionally guaranteed on a subordinated basis (such guarantee by Holdings being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

       The obligations of Holdings to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly subordinated in right of payment to the prior payment in full of all Guarantor Senior Debt (as defined in the Indenture) of Holdings, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

       No stockholder, officer, director or incorporator, as such, past, present or future, of Holdings shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

       The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee or an Authenticating Agent under the Indenture by the manual signature of one of its authorized officers.

                                        DEL MONTE FOODS COMPANY



                                        By:
                                             -----------------------------------
                                             Name:



                                        By:
                                             -----------------------------------
                                             Name:

                                 ASSIGNMENT FORM


       If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

       I or we assign and transfer this Note to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint __________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                    Signed:
       ---------------------------                ------------------------------
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Note)

Signature Guarantee:
                     -------------------

       In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]


(1) ___     pursuant to and in compliance with Rule 144A under the Securities
            Act; or

(2) ___ other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

       If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Date:                                    Signed:
       ---------------------------                ------------------------------
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Security)

Signature Guarantee:
                     -----------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED

       The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ---------------------------         -------------------------------------
                                               NOTICE: To be executed by an
                                               executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]


       If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

             Section 4.15 [ ]
             Section 4.16 [ ]

       If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
 --------------------------------------


Dated:
       ---------------------------         -------------------------------------
                                               NOTICE: The signature on this
                                               assignment must correspond with
                                               the name as it appears upon the
                                               face of the within Note in every
                                               particular without alteration or
                                               enlargement or any change
                                               whatsoever and be guaranteed by
                                               the endorser's bank or broker.

Signature Guarantee:
                     ----------------------

                                                                       EXHIBIT B

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.

                                                                      CUSIP No.:
                                                                       ISIN No.:

                             DEL MONTE CORPORATION

                SERIES B 9-1/4% SENIOR SUBORDINATED NOTE DUE 2011

No.                                                                            $

       DEL MONTE CORPORATION, a New York corporation (the "Company," which term includes any successor entity), for value received promises to pay to __________ or registered assigns, the principal sum of ______________ Dollars, on May 15, 2011.

       Interest Payment Dates: May 15 and November 15,
       Record Dates: April 30 and October 31

       Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

       IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        DEL MONTE CORPORATION



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


Dated:

Certificate of Authentication

       This is one of the Series B 9-1/4% Senior Subordinated Notes due 2011 referred to in the within-mentioned Indenture.

                                        BANKERS TRUST COMPANY,
                                        as Trustee



                                        By:
                                           -------------------------------------
                                             Authorized Signatory

                              (REVERSE OF SECURITY)


                SERIES B 9 1/4% SENIOR SUBORDINATED NOTE DUE 2011

       1. Interest. DEL MONTE CORPORATION, a New York corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from May 15, 2001. The Company will pay interest semi-annually in arrears in cash on each Interest Payment Date, commencing November 15, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

       2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender, or, at the Company's option, by wire transfer to an account maintained by the payee with a bank located in the United States. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

       3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

       4. Indenture and Guarantee. The Company issued the Notes under an Indenture, dated as of May 15, 2001 (as amended and supplemented from time to time, the "Indenture"), among the Company, Del Monte Foods Company ("Holdings") and Bankers Trust Company, as Trustee (the "Trustee," which term includes any successor Trustee under the Indenture). This Note is one of a duly authorized issue of securities of the Company designated as its Series B 9 1/4% Senior Subordinated Notes due 2011 (the "Initial Notes"). The Initial Notes are limited in aggregate principal amount to $300,000,000. Subject to compliance with the covenants in the Indenture and to applicable law, the Company may issue additional securities (the "Additional Notes") under the Indenture. The Notes include the Initial Notes and the Additional Notes. The Initial Notes and Additional Notes are treated as a single class of securities under the Indenture. Terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of such terms, including the respective rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior subordinated basis by Holdings pursuant to Article Eleven of the Indenture.

       5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee and the Paying Agent, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

       6. Redemption.

       (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after May 15, 2006, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) if redeemed during the twelve-month period commencing on May 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption, except that installments of interest which are due and payable on dates falling on or prior to the applicable redemption date will be payable to the persons who were the Holders of record at the close of business on the relevant record dates.

Year                                                                            Percentage
----                                                                            ----------
2006......................................................................      104.625%
2007......................................................................      103.083%
2008......................................................................      101.542%
2009 and thereafter.......................................................      100.000%

       (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to May 15, 2004, the Company may, at its option, use the net cash proceeds (but only to the extent such proceeds consist of cash or Cash Equivalents, as such terms are defined in the Indenture) of one or more Equity Offerings (as defined in the Indenture) to redeem Notes in an aggregate principal amount equal to up to 35% of the aggregate principal amount of Notes (including any Additional Notes) originally issued at a redemption price equal to 109.250% of the principal amount of the Notes to be redeemed plus accrued interest thereon, if any, to the date of redemption, except that installments of interest which are due and payable on dates falling on or prior to the applicable redemption date will be payable to the persons who were the Holders of record at the close of business on the relevant record dates; provided that Notes in aggregate principal amount equal to at least 65% of the principal amount of Notes (excluding any Additional Notes) originally issued remains outstanding immediately after any such redemption.

       In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

       (c) Optional Redemption Upon Change of Control. At any time, on or prior to May 15, 2006, the Company may, at its option, redeem the Notes, in whole, upon the occurrence of a Change of Control (as defined in the Indenture), upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to the date of redemption (the "Change of Control Redemption Date"), except that installments of interest which are due and payable on dates falling on or prior to the applicable redemption date will be payable to the persons who were the Holders of record at the close of business on the relevant record dates.

       "Applicable Premium" means, with respect to a Note at any Change of Control Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at May 15, 2006, determined in accordance with Paragraph 6(a) above, plus (2) all required interest payments due on such Note through May 15, 2006, computed using a discount rate equal to the Treasury Rate plus .5% per annum, over (B) the principal amount of such Note.

       "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) closest to the period from the Change of Control Redemption Date to May 15, 2006; provided, however, that if the period from the Change of Control Redemption Date to May 15, 2006, is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Change of Control Redemption Date to May 15, 2006, is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

       7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

       Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

       8. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

       9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

       10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

       11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

       12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

       13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five or Six of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

       14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company and Holdings must annually report to the Trustee on compliance with such limitations.

       15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

       16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

       17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

       18. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

       19. Authentication. This Note shall not be valid until the Trustee or an Authenticating Agent manually signs the certificate of authentication on this Note.

       20. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

       21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UIGIMIA (= Uniform Gifts to Minors Act).

       22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

       23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

       The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Vice President, Legal Affairs and Secretary, Del Monte Corporation, One Market Street @ The Landmark, San Francisco, California 94105.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE


       Del Monte Foods Company ("Holdings") has unconditionally guaranteed on a senior subordinated basis (such guarantee by Holdings being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

       The obligations of Holdings to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly subordinated in right of payment to the prior payment in full of all Guarantor Senior Debt (as defined in the Indenture) of Holdings, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

       No stockholder, officer, director or incorporator, as such, past, present or future, of Holdings shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

       The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee or an Authenticating Agent under the Indenture by the manual signature of one of its authorized officers.

                                        DEL MONTE FOODS COMPANY



                                        By:
                                             -----------------------------------
                                             Name:



                                        By:
                                             -----------------------------------
                                             Name:

                                 ASSIGNMENT FORM


       If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint __________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                 Signed:
      --------------------------              ----------------------------------
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Note)

Signature Guarantee:
                     -------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]


       If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

              Section 4.15 [ ]
              Section 4.16 [ ]

       If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
 -----------------------------------


Dated:
      -------------------------------         ----------------------------------
                                                   NOTICE: The signature on this
                                                   assignment must correspond
                                                   with the name as it appears
                                                   upon the face of the within
                                                   Note in every particular
                                                   without alteration or
                                                   enlargement or any change
                                                   whatsoever and be guaranteed
                                                   by the endorser's bank or
                                                   broker.

Signature Guarantee:
                     ---------------------

                                                                       Exhibit C

                               Form of Certificate

                                                                 ----------,----

Bankers Trust Company
[Address]
Attention: [Corporate Trust Department]

                    Re: Del Monte Corporation (the "Company")
             9 1/4% Senior Subordinated Notes due 2011 (the "Notes")

Dear Sirs:

       This letter relates to U.S. $        principal amount of Notes
represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.15 of the Indenture dated as of May 15, 2001 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

       You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Holder]


                                        By:
                                           -------------------------------------
                                                   Authorized Signature

                                                                       Exhibit D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                               -----------, ----

Bankers Trust Company

------------------------

------------------------

Attention:
          --------------

        Re:    Del Monte Corporation (the "Company")
               9 1/4% Senior Subordinated Notes due 2011
               (the "Notes")

Ladies and Gentlemen:

       In connection with our proposed sale of $_________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

              (1) the offer of the Notes was not made to a person in the United States;

              (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

              (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

              (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

              (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

       You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]



                                        By:
                                             -----------------------------------
                                             Authorized Signature


Signature Guarantee:
                    --------------------

                             SCHEDULE 1 TO INDENTURE

                           Assets Held for Disposition

                                                                            APPROXIMATE
LOCATION                                                                       SIZE
--------                                                                    -----------
Woodland, CA                                                                481k sq. ft
    Plant #23                                                               40.2 acres

Stockton, CA                                                                446k sq. ft
    Plant #33                                                               31.0 acres

LaGrande, OR                                                                23k sq. ft
    Plant #181                                                              3.7 acres

Walnut Creek Research Center                                                95k sq. ft

Any one of the Company's other production facilities                           Range:
    (excluding the Modesto, CA and Hanford, CA facilities)                  135k sq. ft
                                                                                 to
                                                                            359k sq. ft